AGREEMENT AND PLAN OF MERGER

                                DATED AS OF

                              JANUARY 3, 2003

                                BY AND AMONG

                       PROMETHEUS ASSISTED LIVING LLC

                             JENNY MERGER CORP.

                                    AND

                         ARV ASSISTED LIVING, INC.





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                             TABLE OF CONTENTS

                                                                         PAGE


                                 ARTICLE I

                                 THE MERGER

SECTION 1.1    The Merger...................................................2
SECTION 1.2    Conversion of Shares.........................................3
SECTION 1.3    Surrender and Payment........................................4
SECTION 1.4    Stock Options................................................6
SECTION 1.5    Adjustments..................................................7
SECTION 1.6    Withholding Taxes............................................7

                                 ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.1    Organization and Good Standing; Organizational Documents.....7
SECTION 2.2    Capitalization...............................................8
SECTION 2.3    Company Subsidiaries.........................................9
SECTION 2.4    Authorization; Binding Agreement.............................9
SECTION 2.5    Governmental Approvals......................................11
SECTION 2.6    No Violations...............................................11
SECTION 2.7    Securities Filings..........................................12
SECTION 2.8    Litigation; Liabilities.....................................12
SECTION 2.9    Financial Statements........................................13
SECTION 2.10   Absence of Certain Changes..................................13
SECTION 2.11   Related Party Transactions..................................14
SECTION 2.12   Compliance with Laws........................................14
SECTION 2.13   Finders and Investment Bankers..............................17
SECTION 2.14   Material Contracts..........................................17
SECTION 2.15   Employee Benefit Plans......................................19
SECTION 2.16   Taxes and Returns...........................................22
SECTION 2.17   Takeover Statutes...........................................23
SECTION 2.18   Business Operations.........................................23
SECTION 2.19   Environmental Matters.......................................23
SECTION 2.20   Property....................................................25
SECTION 2.21   Intellectual Property.......................................29
SECTION 2.22   Labor Relations.............................................29
SECTION 2.23   Insurance...................................................30
SECTION 2.24   Conflicts of Interest.......................................31
SECTION 2.25   Fairness Opinion............................................31
SECTION 2.26   Accuracy of Information.....................................31

                                ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

SECTION 3.1    Organization and Good Standing and Power....................32
SECTION 3.2    Authorization; Binding Agreement; Non-Contravention.........32
SECTION 3.3    Governmental Approvals......................................32
SECTION 3.4    No Violations...............................................33
SECTION 3.5    Accuracy of Information.....................................33
SECTION 3.6    Sufficient Funds............................................33
SECTION 3.7    Merger Sub..................................................34

                                 ARTICLE IV

                          COVENANTS OF THE COMPANY

SECTION 4.1    Conduct of Business.........................................34
SECTION 4.2    Access and Information......................................37
SECTION 4.3    Recommendation; Stockholder Approval........................37
SECTION 4.4    No Solicitation.............................................38
SECTION 4.5    Commission and Stockholder Filings; Other Reports...........40
SECTION 4.6    Takeover Statutes; Rights Plan..............................40
SECTION 4.7    Settlement Agreement........................................41

                                 ARTICLE V

                           COVENANTS OF PURCHASER

SECTION 5.1    Director and Officer Liability..............................41
SECTION 5.2    Employee Benefits...........................................42
SECTION 5.3    Financing...................................................42

                                 ARTICLE VI

                          COVENANTS OF THE PARTIES

SECTION 6.1    Proxy Statement; 13E-3 Transaction Statement................42
SECTION 6.2    Further Assurances..........................................43
SECTION 6.3    Press Release and Public Announcements......................44
SECTION 6.4    Reasonable Commercial Efforts...............................44
SECTION 6.5    Notification of Certain Matters.............................45

                                ARTICLE VII

                          CONDITIONS TO THE MERGER

SECTION 7.1    Conditions to Each Party's Obligations......................46
SECTION 7.2    Conditions to Obligations of the Company....................46
SECTION 7.3    Conditions to Obligations of Purchaser and Merger Sub.......47

                                ARTICLE VIII

                                TERMINATION

SECTION 8.1    Termination.................................................48
SECTION 8.2    Effect of Termination.......................................49

                                 ARTICLE IX

                               MISCELLANEOUS

SECTION 9.1    Notices.....................................................52
SECTION 9.2    Non-Survival of Representations and Warranties..............53
SECTION 9.3    Amendments; No Waivers......................................53
SECTION 9.4    Expenses....................................................53
SECTION 9.5    Successors and Assigns......................................53
SECTION 9.6    Governing Law...............................................53
SECTION 9.7    Jurisdiction................................................53
SECTION 9.8    Waiver of Jury Trial........................................54
SECTION 9.9    Counterparts; Effectiveness.................................54
SECTION 9.10   Entire Agreement; No Third-Party Beneficiaries..............54
SECTION 9.11   Captions....................................................54
SECTION 9.12   Severability................................................54
SECTION 9.13   Specific Performance........................................55
SECTION 9.14   Rules of Construction.......................................55

                        AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of January 3, 2003 by and among ARV ASSISTED LIVING, INC., a Delaware corporation (the "Company"), PROMETHEUS ASSISTED LIVING LLC, a Delaware limited liability company (the "Purchaser"), and JENNY MERGER CORP., a Delaware corporation and wholly-owned subsidiary of Purchaser ("Merger Sub").

                            W I T N E S S E T H:

          WHEREAS, as of the date hereof Purchaser owns 7,595,069 Common Shares (as defined below);

     WHEREAS, Purchaser desires that the Company become a wholly owned subsidiary of Purchaser through a Merger of Merger Sub with and into the Company, with the Company as the surviving corporation, on the terms and subject to the conditions set forth in this Agreement and the Delaware General Corporation Law;

     WHEREAS, a committee consisting of independent members of the Board of Directors of the Company (the "Special Committee") has (i) declared the advisability of this Agreement, (ii) determined that the Merger is fair to the holders of Common Shares (other than Purchaser and its affiliates),
(iii) received an opinion from Cohen & Steers Capital Advisors LLC that the consideration to be paid in the Merger is fair to the holders of Common Shares (other than Purchaser and its affiliates) from a financial point of view and (iv) has determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of the Company and its stockholders (other than Purchaser and its affiliates), and (v) has recommended to the Board of Directors of the Company that the Board of Directors declare the advisability of this Agreement and approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement;

     WHEREAS, based on the recommendation of the Special Committee, the Board of Directors of the Company has adopted resolutions declaring the advisability of this Agreement and has determined that this Agreement and the Merger and the other transactions contemplated by this Agreement are in the best interests of the Company and its stockholders (other than Purchaser and its affiliates) and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement; and

     WHEREAS, Purchaser, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe various conditions to such transactions.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Purchaser, Merger Sub and the Company agree as follows:

                                 ARTICLE I
                                 THE MERGER

     SECTION 1.1 The Merger.
                 ----------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (the "Merger"). From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation"). The Surviving Corporation shall continue to be governed by the laws of the State of Delaware and the separate corporate existence of the Company with all its rights, privileges, immunities, powers, franchises, restrictions, disabilities and duties, shall continue unaffected by the Merger except as set forth in this Agreement.

          (b) The closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, at a location to be agreed by the Company and Purchaser on a date to be agreed upon by the parties (the "Closing Date"), which shall be no later than the second business day after the first date that all of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) have been satisfied or waived, unless another place, time or date is agreed to by the parties. Notwithstanding anything to the contrary contained in this Agreement (but subject to the termination right set forth in Section 8.1(h) and the provisions contained in Section 8.2(b)), if as of any date determined or selected to be the Closing Date in accordance with this
Section 1.1 Purchaser does not have available sufficient cash funds to pay the Merger Consideration payable in respect of each Common Share (for which Merger Consideration is payable hereunder), Purchaser shall have the right either (1) to elect not to consummate the Merger or (2) to elect to delay the Closing Date and the End Date (as defined in Section 8.1(d) to dates selected by Purchaser (but in no event to dates later than the Financing End Date, in each case). Any elections pursuant to the prior sentence shall be made by Purchaser by delivery of written notice to the Company. "Financing End Date" shall mean the earlier of (a) the date that is 90 days after the first date upon which all of the conditions set forth in Article VII shall have been satisfied or waived (or, with respect to conditions that by their nature are to be satisfied at Closing, shall be capable of being satisfied at a Closing) and (b) July 1, 2003.

          (c) Subject to the provisions of this Agreement, on the Closing Date, the parties shall cause to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in accordance with the DGCL and make all other filings or recordings required under the DGCL as are necessary or advisable to effect the Merger. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL or at such subsequent date or time as Purchaser and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

          (d) The Merger shall have the effects specified in Section 259 of the DGCL.

          (e) As of the Effective Time, the certificate of incorporation of the Company shall be amended as set forth on Exhibit A. From and after the Effective Time, the certificate of incorporation (as amended pursuant to the prior sentence as set forth on Exhibit A) and bylaws of the Company shall be the certificate of incorporation and bylaws of the Surviving Corporation until changed or amended as provided therein or in accordance with applicable Law, and except that the certificate of incorporation and bylaws of the Surviving Corporation shall at all times contain such provisions as are necessary for Purchaser to comply with the provisions of
Section 5.1(a) of this Agreement.

          (f) The directors of Merger Sub shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected, appointed or until their earlier death, resignation or removal in accordance with the certificate of incorporation or bylaws of the Surviving Corporation.

     SECTION 1.2 Conversion of Shares.
                 --------------------

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company, Merger Sub or any holder of Common Shares, each Common Share issued and outstanding immediately prior to the Effective Time, including any shares of restricted stock issued pursuant to the Stock Plans (other than (1) any Common Shares held (i) by Purchaser (the "Purchaser Shares") or (ii) in the treasury of the Company or by any wholly-owned Subsidiary of the Company, (2) any Common Shares held by LFSRI II Assisted Living LLC ("LFSRI Shares") as a result of the exercise of that certain warrant to purchase Common Shares dated April 24, 2000 (the "LFSRI Warrant"), and (3) Dissenting Shares (as defined below)), shall be cancelled and retired and shall be converted into the right to receive pursuant to Section 1.3 $3.90 in cash per share, without interest thereon (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such Common Share or any replacement certificates representing such Common Shares as may be obtained from the transfer agent of the Company. At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company, Merger Sub or any holder of Common Shares,
(i) all of the LFSRI Shares and Common Shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company shall be cancelled and retired and no payment shall be made with respect thereto, (ii) all of the Dissenting Shares shall be cancelled and retired and, so long as such holders of Dissenting Shares comply with the provisions of Section 262 of the DGCL, the Dissenting Shares shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL, and (iii) all of the Purchaser Shares outstanding immediately prior to the Effective Time shall collectively represent at and after the Effective Time 1,000 shares of common stock, par value $.01 per share, of the Surviving Corporation and no payment of Merger Consideration shall be made in respect of any Purchaser Share.

          (b) At the Effective Time, each share of common stock of Merger Sub issued and outstanding prior to the Effective Time shall be automatically cancelled and no payment shall be made with respect thereto.

          (c) For purposes of this Agreement, "Dissenting Shares" means any Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has timely demanded and perfected the right for appraisal for such Common Shares in accordance with Section 262 of the DGCL. Such Dissenting Shares shall not be converted into the right to receive the Merger Consideration as provided in Section 1.2(a) hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal under the DGCL. Such holder of Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of the DGCL, provided that such holder complies with the provisions of Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. Prior to the Effective Time, the Company shall give Purchaser prompt notice of any demands received by the Company for appraisal of Common Shares, and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Purchaser, make any payment prior to the Effective Time with respect to, or settle or offer to settle, or otherwise negotiate, any such demands.

     SECTION 1.3 Surrender and Payment.
                 ---------------------

          (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration in respect of Certificates (as defined below) that, immediately prior to the Effective Time, represent Common Shares entitled to payment of the Merger Consideration pursuant to Section 1.2. Immediately prior to the Effective Time, Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent in cash the aggregate Merger Consideration into which Common Shares shall have been converted pursuant to Section 1.2, such amount being hereinafter referred to as the "Payment Fund."

          (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of certificates that, immediately prior to the Effective Time, represent Common Shares (the "Certificates") a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Consideration in respect thereof. Upon the surrender of each such Certificate, together with a duly executed letter of transmittal and any other required documents, the Paying Agent shall, as soon as practicable, pay the holder of such Certificate an amount equal to the product of (x) the Merger Consideration multiplied by (y) the number of Common Shares formerly represented by such Certificate, less any required withholding taxes, in consideration therefor, and such Certificate shall be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Purchaser Shares, Common Shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company, LFSRI Shares or Dissenting Shares) shall represent solely the right to receive the aggregate Merger Consideration relating thereto. The Paying Agent shall invest the Payment Fund as directed by Purchaser (so long as such directions do not impair the rights of the holders of Common Shares) in direct obligations of, or money market funds substantially all the assets of which are invested in direct obligations of, the United States of America, or by any agency the obligations of which are backed by the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest. Any interest and other income resulting from such investments shall be paid to Purchaser, and no interest or other income shall be paid or accrued on the Merger Consideration to the holders of Common Shares. Subject to Section 1.3(c), the Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration as set forth in this Section 1.3 out of the Payment Fund. The Payment Fund shall not be used for any purpose other than as provided herein. If the Merger Consideration (or any portion thereof) is to be delivered to any individual, corporation, trust, association, unincorporated association, estate, partnership, joint venture, limited liability company, Governmental Authority or other legal entity (each, a "Person"), other than the Person in whose name the Certificate surrendered is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer, that the signatures on the Certificate shall be properly guaranteed, and that the Person surrendering such Common Shares shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such taxes have been paid or are not applicable. In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall be required to pay the full Merger Consideration in respect of any Common Shares represented by such Certificate; provided, however, that Purchaser may require the owner of such lost, stolen or destroyed Certificate to execute and deliver to the Paying Agent a form of affidavit claiming such Certificate to be lost, stolen or destroyed in form and substance reasonably satisfactory to Purchaser, and the posting by such owner of a bond in such amount as Purchaser may determine is reasonably necessary as indemnity against any claim that may be made against Purchaser or the Paying Agent.

          (c) At any time following the date which is 135 days after the Effective Time, Surviving Corporation may require that the Paying Agent shall deliver to Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions contemplated by this Agreement. Thereafter, each holder of a Certificate (other than Certificates representing Purchaser Shares, Common Shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company, LFSRI Shares or Dissenting Shares) may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor the aggregate Merger Consideration relating thereto, without any interest or other income thereon. Notwithstanding the foregoing, none of Purchaser, Merger Sub, the Surviving Corporation, the Company or the Paying Agent shall be liable to any Person in respect of any cash properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any such Certificates shall not have been surrendered immediately prior to such date on which any payment pursuant to this Section 1.3 would otherwise escheat to or become the property of any Governmental Authority, the cash payment in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

          (d) Immediately prior to the Effective Time, the stock transfer books of the Company shall be closed, and, after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Consideration relating thereto, as provided in this Section 1.3.

          (e) From and after the Effective Time, all holders of Certificates evidencing ownership of Common Shares outstanding immediately prior to the Effective Time (other than the Certificates representing Purchaser Shares) shall cease to have any rights with respect to such Common Shares except (i) holders of Common Shares that are not Dissenting Shares may surrender such Certificates in exchange for the Merger Consideration pursuant to this Agreement, (ii) holders of Dissenting Shares may perfect any rights of appraisal as a holder of Dissenting Shares that such holders may have pursuant to Section 262 of the DGCL and (iii) holders of Dissenting Shares who fail to perfect or withdraw or otherwise lose the right to appraisal may surrender such Certificates in exchange for the Merger Consideration pursuant to this Agreement.

     SECTION 1.4 Stock Options.
                 -------------

          All options (the "Stock Options") to acquire Common Shares outstanding immediately prior to the Effective Time under any stock option or similar plan or agreement of the Company (such stock option or similar plans or agreements being collectively referred to herein as the "Stock Plans"), whether or not then exercisable, shall (by all necessary and appropriate action which shall be taken by the Board of Directors of the Company or such appropriate committee or committees thereof) be canceled at the Effective Time and (i) Purchaser shall use commercially reasonable efforts so that each holder of a Stock Option shall at the Effective Time, but in any event not more than two business days after the Effective Time, receive from the Surviving Corporation (and if necessary Purchaser will provide funds to the Surviving Corporation so that it is able to make such payment), for each Common Share subject to a Stock Option, an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Stock Option, without interest, in full settlement of the Company's (and the Surviving Corporation's) obligations under each such Stock Option, or (ii) to the extent that the per share exercise price of any Stock Option equals or exceeds the Merger Consideration, at the Effective Time such Stock Option shall be canceled and the holder of such Stock Option shall not receive or be entitled to receive any consideration from Purchaser, Merger Sub or the Surviving Corporation in respect of such Stock Option. The Company shall deliver to Purchaser a list of the holders of Stock Options, indicating the number of Stock Options held by each holder of Stock Options and the exercise price, expiration date and exerciseability of such Stock Options, at least ten days prior to the Closing Date. Notwithstanding the foregoing, the amounts payable pursuant to this Section 1.4 shall be subject to all applicable withholding taxes. The Company shall use commercially reasonable efforts to approve the disposition of the Stock Options in accordance with the foregoing to the extent necessary to exempt such dispositions under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). The term Stock Options shall not include the LFSRI Warrant.

     SECTION 1.5 Adjustments.
                 -----------

          If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Common Stock the same economic effect as contemplated by this Agreement prior to such event.

     SECTION 1.6 Withholding Taxes.
                 -----------------

          Each of the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder or former holder of Common Shares such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax Law or under any other applicable Law. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts otherwise would have been paid.

                                ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the Company's disclosure schedule, which has been delivered by the Company to Purchaser simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Purchaser and Merger Sub as follows:

     SECTION 2.1 Organization and Good Standing; Organizational Documents.
                 --------------------------------------------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified or licensed to do business as a foreign corporation or other business entity, as applicable, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed could not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, the term "Company Material Adverse Effect" means any change, effect, circumstance or event that is or is reasonably likely to (i) be materially adverse to the business, results of operations, assets or liabilities, condition (financial or otherwise) or prospects of the Company and the Company Subsidiaries taken as a whole or (ii) materially adversely affect the ability of the Company to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated by this Agreement, provided that the effect of the following shall not be considered in determining whether a "Company Material Adverse Effect" has occurred or would be reasonably likely to occur: (A) (x) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in general economic conditions nationally or regionally, and (z) changes affecting the assisted living industry generally, except for any changes referred to in sub clauses (x), (y) or (z) of this clause (A) which, individually or in the aggregate, disproportionately affect the business, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of the Company and the Company Subsidiaries, taken as a whole, as compared with the Other Industry Participants generally, (B) actions and omissions of Company (or any of its Subsidiaries) taken or omitted upon the written request of Purchaser after the date of this Agreement or with the consent of Purchaser pursuant to Section 6.4, (C) any effects resulting from the public announcement of this Agreement or the transactions contemplated hereby. The "Other Industry Participants" means Alterra Healthcare Corp., American Retirement Corp., Capital Senior Living Corp., Emeritus Corp., Greenbriar Corp., and Sunrise Assisted Living, Inc. Each of the Company and the Company Subsidiaries has all requisite corporate or similar organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business as it is now being conducted and necessary to own, operate and lease its properties and assets, except those licenses, authorizations, consents and approvals, the failure of which to possess could not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) The Company has furnished or otherwise made available to Purchaser a complete and correct copy of the Company's Certificate of Incorporation and all amendments thereto, as currently in effect (the "Certificate of Incorporation") and Bylaws and all amendments thereto, as currently in effect (the "Bylaws"). The Company is not in violation of the Certificate of Incorporation or Bylaws.

     SECTION 2.2 Capitalization.
                 --------------

          The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Shares") of which 17,459,689 Common Shares, together with the rights associated therewith under the Rights Agreement, dated as of May 14, 1998, between the Company and Continental Stock Transfer & Trust Company, as amended as of October 21, 1998, April 24, 2000 and October 1, 2002 (the "Rights Agreement"), were issued and outstanding as of the close of business on January 2, 2003, and 10,000,000 shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock") of which no shares are issued or outstanding. Since the close of business on January 2, 2003, the Company has not issued any Common Shares, other than upon the exercise of Stock Options in accordance with the terms thereof. Of the authorized Common Shares, 4,637,938 shares have been reserved for issuance under the Stock Plans or upon exercise of outstanding Stock Options. Of the authorized shares of Preferred Stock, 400,000 shares have been designated as Series D Junior Participating Preferred Stock, of which no shares are issued or outstanding, but of which all have been reserved for issuance pursuant to the Rights Agreement. No Common Shares or Preferred Stock are issued and held in the treasury of the Company and no other capital stock of the Company is issued or outstanding. All issued and outstanding Common Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable Law. There are no outstanding rights (including stock appreciation rights, subscriptions, warrants, puts, calls, preemptive rights and options), obligations to redeem or repurchase, or other agreements of any kind, relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of the Company, except for the LFSRI Warrant and the Stock Options and the rights issued pursuant to the Rights Agreement and the Company's convertible subordinated notes due April 1, 2006 with interest at 6.75% which are convertible into 390,576 Common Shares, in the aggregate (the "Convertible Notes"). Schedule 2.2 of the Company Disclosure Schedule sets forth a complete list of all Persons granted outstanding Stock Options, indicating the number of Common Shares underlying each Stock Option granted to each such Person, the exercisability of each Stock Option and the exercise price of each Stock Option. Except for the LFSRI Warrant, Stock Options, the rights issued pursuant to the Rights Agreement and $7,253,000 of Convertible Notes, there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security, and the Company does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote with the stockholders of the Company on any matter.

     SECTION 2.3 Company Subsidiaries.
                 --------------------

          Each of the outstanding shares of capital stock or other ownership interests of each Subsidiary, including the Company Public Subsidiaries (as defined below), of the Company (collectively, the "Company Subsidiaries") is duly authorized, validly issued and outstanding, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned Company Subsidiary, in each case free and clear of any lien, pledge, security interest, claim or other encumbrance. A true and complete list of the Company Subsidiaries is set forth in Schedule 2.3 of the Company Disclosure Schedule. As of the date of this Agreement, there are no outstanding rights (including stock appreciation rights, subscriptions, warrants, puts, calls, preemptive rights and options), obligations to repurchase or redeem, or other agreements of any kind, relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of any of the Company Subsidiaries and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. The Company Subsidiaries do not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote with the stockholders of the Company or Company Subsidiaries on any matter. Neither the Company nor any of the Company Subsidiaries owns any capital stock or other ownership interests of any Person other than the Company Subsidiaries and cash equivalents. The Company Subsidiaries do not own any Common Shares. As used in this Agreement, the term "Subsidiary" means any entity, whether incorporated or unincorporated, (i) in which a party owns, directly or indirectly, more than fifty percent of the securities or other ownership interests having by their terms ordinary voting power to elect more than fifty percent of the directors or other persons performing similar functions, (ii) in which a party is a general partner, managing member or has similar authority or (iii) the management and policies of which a party otherwise has the power to direct.

     SECTION 2.4 Authorization; Binding Agreement.
                 --------------------------------

          (a) The Company has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under this Agreement and, subject to the approval and adoption of this Agreement by the stockholders of the Company, to consummate the Merger.

          (b) The Special Committee, at a meeting duly called and held, has
(i) declared the advisability of this Agreement, (ii) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement, including Sections 2.4(f) and 4.7, are fair to and in the best interests of the Company, (iii) recommended that the Board of Directors of the Company approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, including Sections 2.4(f) and 4.7, and (iv) recommended that the Company's stockholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement.

          (c) The Board of Directors of the Company, at a meeting duly called and held, has (i) declared the advisability of this Agreement, (ii) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement, including Sections 2.4(f) and 4.7, are fair to and in the best interests of the Company and has approved this Agreement, including Sections 2.4(f) and 4.7, the Merger and the other transactions contemplated by this Agreement, (iii) recommended that the Company's stockholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement and (iv) duly and validly authorized this Agreement, the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and, subject to the approval and adoption of this Agreement by the stockholders of the Company, the consummation of the Merger.

          (d) No other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the consummation of the Merger, the approval and adoption of this Agreement by the stockholders of the Company in accordance with the DGCL, the Certificate of Incorporation and the Bylaws and the filing of the Certificate of Merger in accordance with the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Purchaser and Merger Sub, constitutes the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by creditors' rights generally or by general principles of equity.

          (e) The affirmative vote of the holders of a majority of the Common Shares entitled to vote at a duly called meeting of stockholders at which a quorum is present is the only vote of the holders of any class or series of capital stock of the Company required to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby. Other than the vote of stockholders of the Company contemplated by the prior sentence of this Section 2.4(e) and the actions of the Special Committee and the Board of Directors of the Company set forth in Sections 2.4(b) and
(c), no vote of the stockholders or directors of the Company is required by Law, the Certificate of Incorporation or Bylaws or otherwise in order for the Company to consummate the Merger and the other transactions contemplated by this Agreement.

          (f) The Company has taken all necessary action so that (a) none of the execution or delivery of this Agreement, or the performance by the parties of their respective obligations under this Agreement, including the consummation of the Merger and the other transactions contemplated by this Agreement, give rise to or will give rise to a "Distribution Date," a "Shares Acquisition Date" or a "Trigger Event," or result in Purchaser, Merger Sub or any of their affiliates or associates becoming an "Acquiring Person" (each as defined in the Rights Agreement), under the Rights Agreement and (b) the rights, if any, issued pursuant to the Rights Agreement shall terminate upon the Effective Time.

     SECTION 2.5 Governmental Approvals.
                 ----------------------

          No consent, approval, waiver or authorization of, notice to or declaration or filing (collectively, a "Consent") with any government, any state or other political subdivision thereof, any person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization (each a "Governmental Authority") on the part of the Company or any Company Subsidiary is required in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the Merger and the other transactions contemplated by this Agreement other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL,
(ii) filings with the U.S. Securities and Exchange Commission (the "Commission") and the American Stock Exchange (the "AMEX"), (iii) Consents from or with Governmental Authorities set forth in Schedule 2.5 of the Company Disclosure Schedule ("Company Regulatory Consents"), and (iv) any filings required or approvals necessary pursuant to any state securities or "blue sky" Laws.

     SECTION 2.6 No Violations.
                 -------------

          The execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and compliance by the Company with any of the provisions of this Agreement will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the Bylaws or the organizational documents of any Company Subsidiary,
(ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of the performance required thereunder) under any of the terms, conditions or provisions of any contract, agreement or any other obligation to which the Company or the Company Subsidiaries are a party or by which they or any of their properties or assets may be bound, (iii) result in the creation or imposition of any Lien upon any of the assets or properties of the Company or Company Subsidiaries, or (iv) assuming compliance with the matters referred to in Section 2.5 and subject to the receipt of the Company Stockholder Approval, conflict with or violate any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including those related to healthcare, health benefit and housing, and any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which the Company, Company Subsidiaries or their respective properties and assets are subject, except in the case of clauses (ii), (iii) and (iv) above, for any conflict, breach, violation or default which could not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     SECTION 2.7 Securities Filings.
                 ------------------

          As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Securities Filings (including all schedules and exhibits thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Securities Filings was filed in a timely manner and at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied in all material respects with the Exchange Act, the Securities Act of 1933 or any other applicable Law. As used in this Agreement, the term "Securities Filings" means: (i) the Company's Annual Reports on Form 10-K, as amended, for the year ended December 31, 2001, as filed with the Commission; (ii) the Company's proxy statements relating to all of the meetings of stockholders (whether annual or special) of the Company since January 1, 2002, as filed with the Commission; (iii) the Annual Reports of American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (together, the "Company Public Subsidiaries") on Form 10-K, as amended, for the year ended December 31, 2001, as filed with the Commission; (iv) all other reports, statements, registration statements and amendments thereto (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) and certifications filed by the Company or the Company Public Subsidiaries with the Commission since January 1, 2002; and (v) any certifications or other documents required to be filed by the Company, any Company Public Subsidiary or their respective officers with the Commission pursuant to the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, together with those reports or other documents of the type described in clauses (i) through (v) above, filed or required to be filed with the Commission after the date of this Agreement.

     SECTION 2.8 Litigation; Liabilities.
                 -----------------------

          (a) There is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority ("Litigation") pending or, to the Knowledge of the Company, threatened against the Company or the Company Subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of the Company or otherwise relating to the Company or any Company Subsidiary or the securities, properties or rights of the Company or any Company Subsidiary or any Benefit Plan of the Company, except as could not, individually or in the aggregate, have a Company Material Adverse Effect. "Knowledge" (or words of similar import) as used with respect to the Company means those facts that are actually known by any of the following persons, in each case after due inquiry: Douglas Pasquale, Abdo Khoury, Douglas Armstrong, Anita Ryan, Bernard Wheeler-Medley or, with respect to this Sections 2.8 and Sections 2.12, 2.14(b)(iii), 2.15 and 2.22 only, Charlotte Guillermety.

          (b) Schedule 2.8(b) of the Company Disclosure Schedule lists all liabilities of the Company and Company Subsidiaries with respect to any "off balance sheet," "grey box," loss sharing or loss guarantee and contingent purchase agreements or other similar arrangements. Except for those liabilities disclosed in the financial statements contained in the Securities Filings (or incorporated therein by reference filed prior to the date of this Agreement) or set forth in Schedule 2.8(b) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has, or is otherwise subject to, any liabilities (absolute, accrued, contingent or otherwise), except for liabilities or obligations incurred after the date of the most recent balance sheet of the Company included in the Securities Filing filed prior to the date of this Agreement in the ordinary course of business consistent with past practice and which could not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 2.9 Financial Statements.
                 --------------------

          Each of the consolidated balance sheets of the Company and the Company Public Subsidiaries (including all related notes) included in the financial statements contained in the Securities Filings present fairly in all material respects the consolidated financial position of the Company as of the dates indicated, and each of the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of shareholders equity (including all related notes) included in such financial statements present fairly, in all material respects, the consolidated results of operations and cash flows of the Company for the respective periods indicated. Each of such balance sheets, statements of operations, consolidated statements of cash flows and consolidated statements of shareholders equity (including all related notes) were prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and complied in all material respects with the applicable published rules and regulations of the Commission, except that unaudited interim financial statements are subject to normal and recurring year-end adjustments and any other adjustments described therein and do not include certain notes and other information which may be required by GAAP but which are not required by Form 10-Q under the Exchange Act.

     SECTION 2.10 Absence of Certain Changes.
                  --------------------------

          Since June 30, 2002, and except as disclosed in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2002 and September 30, 2002, there has not been: (i) any event, occurrence, fact, condition, change, development or effect (an "Event"), except for Events that have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend or other distribution by the Company or any Company Subsidiary (except to the Company) or any redemption, purchase or other acquisition by the Company or any Company Subsidiary of any shares of capital stock or securities of the Company or any Company Subsidiary; (iii) any Significant Transaction by the Company or any Company Subsidiary of any contract or agreement entered into in respect thereof; (iv) any material change by the Company to its accounting policies, practices, or methods; (v) any issuance or grant by the Company or any Company Subsidiary of any rights (including stock appreciation rights, subscriptions, warrants, puts, calls, preemptive rights and options), obligation to repurchase or redeem, or any other rights, or other agreements of any kind, relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of the Company or any Company Subsidiary; (vi) any employment agreement entered into (or amended or supplemented) by the Company or any Company Subsidiary with any employee, or the grant of any increase in compensation (including employee benefits) of any employee of the Company or any Company Subsidiary, except for increases (A) in salary in the ordinary course of business and consistent with past practice, or (B) as required by any employment or other agreement, policy or plan in effect as of December 31, 2001; (vii) any indebtedness incurred by the Company or any Company Subsidiary for borrowed money, or any loans made or agreed to be made by or to the Company or any Company Subsidiary, other than in the ordinary course of business and consistent with past practice; (viii) any acquisition of any capital stock or other ownership interest in any other Person; (ix) any loan made by the Company or any Company Subsidiary to any officer or director of the Company or any Company Subsidiary; or (x) any Significant Contract entered into or, other than in the ordinary course of business consistent with past practice and not material to the Company or any Company Subsidiaries, any amendment, waiver or other modification of any of the terms, conditions or provisions of any Significant Contract.

     SECTION 2.11 Related Party Transactions.
                  --------------------------

          The Company has not (i) since December 31, 2001, entered into any relationship or transaction of a sort that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Commission, except for those matters that have been disclosed in Securities Filings filed prior to the date of this Agreement, or (ii) since the effective date of the Sarbanes-Oxley Act of 2002, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 and the adopted rules promulgated thereunder.

     SECTION 2.12 Compliance with Laws.
                  --------------------

          (a) The Company and the Company Subsidiaries are not in conflict with, or in default or violation of, any Law in any jurisdiction, foreign or domestic, applicable to the Company or the Company Subsidiaries or by which their assets or properties is bound or affected, except for such conflicts, defaults or violations which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) Neither the Company nor any Company Subsidiary is the subject of any investigation, nor to the Knowledge of the Company or any Company Subsidiary has any investigation or prosecution or other action been threatened by any Governmental Entity or any private entity or person regarding non-compliance with any Law and no basis exists for any such investigation or prosecution, except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c) Current billing policies, arrangements, protocols and instructions of the Company and the Company Subsidiaries related to services covered by Medical Reimbursement Programs comply in all material respects with applicable requirements of Medical Reimbursement Programs. The Company and each Company Subsidiary have complied with all applicable billing policies, procedures, limitations and restrictions of third-party payors, including Medical Reimbursement Programs, and there is no pending or, to the Knowledge of the Company, threatened recoupment or penalty action or proceedings against the Company or any Company Subsidiaries under any other third party payor, except for such non-compliance, actions or proceedings that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d) The Company and each Company Subsidiary has obtained, and maintains in force, all licenses, permits, franchises, certificates of authority, orders and waivers required from any Governmental Entity ("Company Permits") to operate their respective businesses in the manner in which they are currently operated (and currently proposed to be operated) and to occupy, operate and use any buildings, improvements, fixtures and equipment owned or leased in connection with the operation of assisted living facilities to provide the services currently provided by the Company and the Company Subsidiaries at all locations of the Company and the Company Subsidiaries and all such Company Permits are valid and in full force and effect, with only such exceptions that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits have been issued in the name of the Company or the applicable Company Subsidiary having an ownership, leasehold, management or operational interest in the facilities referenced therein. No Company Permits have been suspended, canceled or terminated and, to the Knowledge of the Company, no suspension, cancellation or termination of any such Company Permits is threatened or imminent. Each employee of the Company and each Company Subsidiary (including each facility administrator) has obtained, and maintains in force, all licenses, permits or similar authorizations required to authorize such employee to perform his or her duties on behalf of the Company and the Company Subsidiaries with only such exceptions that would not be reasonably likely to have, individually and in the aggregate, a Company Material Adverse Effect.

          (e) Neither the Company nor any Company Subsidiary, nor, to the Knowledge of the Company, any director, officer, agent, employee of the Company or any Company Subsidiary acting for or on behalf of the Company or any Company Subsidiary, has paid or caused to be paid, directly or indirectly, in connection with the business of the Company or any of the Company Subsidiaries: (i) any bribe, kickback, direct or indirect unlawful payment or other similar payment to any Governmental Entity or any agent of any supplier or customer, or (ii) any contribution, payment, gift or entertainment to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or other than in compliance with applicable Law).

          (f) To the extent required, the Company and each Company Subsidiary is qualified for the conduct of their business in the ordinary and regular course, for participation in the Medicare program and is a party to provider agreements for such programs which are in full force and effect with no events of default having occurred thereunder, except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of the Company Subsidiaries has filed all claims or other reports required to be filed with respect to the purchase of services by third-party payors, including the Medical Reimbursement Programs, except as would not be reasonably likely to have a Company Material Adverse Effect. All such claims or reports are complete and accurate in all material respects. The Company and each of the Company Subsidiaries has paid or has properly recorded on the Company's financial statements all actually known and undisputed refunds, discounts or adjustments which have become due pursuant to such claims, and neither the Company nor any Company Subsidiary has any material liability to any payor with respect thereto, except, as has been fully reserved for in the Company's financial statements. Neither the Company nor any Company Subsidiary has received any written notice or, to the Knowledge of the Company, any oral notice of any pending appeals, overpayment determinations, adjustments, challenges, audits, litigation, or notices of intent to reopen Medicare claims determinations or other reports required to be filed by the Company or any Company Subsidiary in order to be paid by a payor for services rendered. None of the Company nor any of the Company Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers or employees, consultants, or partners (other than limited partners in the Company Public Subsidiaries or stockholders of the Company) has been convicted of, or pled guilty or nolo contendere to, patient abuse or neglect, or any other Medicare program-related offense. Neither the Company nor any of the Company Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, current employees, consultants or partners (other than limited partners in the Company Public Subsidiaries or stockholders of the Company), has committed any offense which would be reasonably likely to serve as the basis for suspension or exclusion from the Medicare program, including defrauding a government program, loss of a license to provide health care services, and failure to provide quality care.

          (g) None of the Company, any Company Subsidiary, nor, to the Knowledge of the Company, any of their respective directors, officers, employees or other Persons providing professional services for the Company and the Company Subsidiaries, has engaged in any activities which are in violation of Sections 1128A, 1128B, 1128C or 1877 of the Social Security Act (42 U.S.C. ss.ss. 1320a-7a, 1320a-7b, 1320a-7c and 1395nn), the False
Claims Act (31 U.S.C. ss. 3729 et seq.), the False Statements Acts (18 U.S.C. ss. 2002), the Program Fraud Civil Penalties Act (31 U.S.C. ss. 3801 et seq.), or related regulations or other federal or state Laws, including the following:

              (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

              (ii) making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

              (iii) failing to disclose knowledge by a Medicare or Medicaid claimant or a claimant under any Medical Reimbursement Program of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another;

              (iv) offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole in or part by any Medical Reimbursement Program or
       (ii) in return for purchasing, leasing, or ordering, or arranging, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by any Medical Reimbursement Program; or

              (v) referring or billing a patient for designated health services (as defined in 42 U.S.C. ss. 1395nn) or providing designated health services to a patient upon a referral from an entity or person with which the physician or an immediate family member has a financial relationship, and to which no exception under 42 U.S.C. ss. 1395nn applies.

          (h) For purposes of this Agreement the following terms shall have the meanings indicated:

          "CHAMPUS" means the United States Department of Defense Civilian Health and Medical Program of the Uniformed Services.

          "Medical Reimbursement Programs" means the Medicare, Medicaid, Blue Cross/Blue Shield and CHAMPUS programs and any other health care program operated by or financed in whole or in part by any Governmental Entity.

          "Medicaid" means that means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria. (Social Security Act of 1965, Title XIX, P.L. 89-97, as amended; 42 U.S.C. 1396 et seq.).

          "Medicare" means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals. (Social Security Act of 1965, Title XVIII, P.L. 89-97, as amended, 42 U.S.C. 1395 et seq.).

          (i) The Company has entered into and consummated the settlement agreement attached as Schedule 2.12(i) of the Company Disclosure Schedule (the "Gericare Settlement").

     SECTION 2.13 Finders and Investment Bankers.
                  ------------------------------

          Neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement other than pursuant to the agreements with Cohen & Steers Capital Advisors LLC, accurate and complete copies of which have been provided to Purchaser.

     SECTION 2.14 Material Contracts.
                  ------------------

          (a) Neither the Company nor any Company Subsidiary is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to an Annual Report on Form 10-K (each a "Material Contract") that has not been described in or filed by the Company in a Securities Filing filed prior to the date of this Agreement, except for a Material Contract entered into after the date of this Agreement in accordance with Section 4.1 of this Agreement.

          (b) Schedule 2.14(b) of the Company Disclosure Schedule sets forth a true and complete list of the following in effect as of the date of this Agreement or executed prior to the date of this Agreement with an effective date after the date of this Agreement, true and complete copies of which have been made available to Purchaser:

              (i) all contracts or agreements involving payments in excess of $100,000 in any calendar year to which the Company or any Company Subsidiaries is a party (other than purchase orders in the ordinary course of business);

              (ii) all contracts, agreements or other instruments related to (x) any pending Significant Transaction of the Company or any Company Subsidiary or (y) any Significant Transaction of the Company or any Company Subsidiary consummated prior to the date of this Agreement, if the Company or any Company Subsidiary has any continuing material obligations under any such contract, agreement or other instrument. For purposes of this Agreement, "Significant Transaction" shall mean any acquisition or disposition (by merger, consolidation, acquisition of stock or assets or otherwise) of any business, limited liability company, association or other business organization or division thereof or any material partnership interest or material joint venture interest or any material assets or properties;

              (iii) each employment contract, consulting agreement, agreement or other instrument to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary otherwise is bound with any employee of the Company, or, if such contract, agreement or other instrument involves aggregate annual payments in excess of $100,000, to any consultant of the Company;

              (iv) all material contracts, agreements, arrangements or other instruments relating to "off-balance sheet," "grey box," loss sharing or loss guarantee and contingent purchase transactions or other similar transactions of the Company or any Company Subsidiary;

              (v) all contracts, agreements or arrangements containing non-competition, exclusivity or similar provisions;

              (vi) all contracts, agreements or other instruments entered into by the Company or any Company Subsidiary relating to indebtedness for borrowed money;

              (vii) all obligations assumed by the Company or any Company Subsidiary under interest rate or currency hedging or swap transactions or any other derivative transaction;

              (viii) all material indemnification agreements to which the Company or any Company Subsidiary is a party;

              (ix) all tax sharing agreements, tax indemnity agreements or any other contract or agreement of a similar nature to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is otherwise bound;

              (x) all leases relating to the Leased Properties; and

              (xi) all organizational documents and partnership, operating, limited liability or similar agreements relating to any partnership or limited liability company or similar entity in which the Company or a Company Subsidiary is a partner or member and any stockholder or similar agreement to which the Company or any Company Subsidiary is a party.

          The contracts, agreements, arrangements, instruments or documents of the type set forth in clauses (i) through (xi) above and the Material Contracts are referred to herein as "Significant Contracts."

          (c) (i) Each Significant Contract is in full force and effect and constitutes a legal, valid, binding and enforceable obligation of the Company or the applicable Company Subsidiary to the extent any such entity is a party thereto and, to the Knowledge of the Company, each other party thereto, except as the enforceability thereof (with respect to each other party thereto) may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

              (ii) Schedule 2.14(c)(ii) of the Company Disclosure Schedule sets forth a complete list of the Consents needed in order that each such Significant Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration of rights or early termination by reason of this Agreement, the consummation of the Merger or the other transactions contemplated by this Agreement, except for Consents the absence of which would not be reasonably likely to, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) result in the termination, or increase in amounts payable by the Company or any Company Subsidiary under, any lease with respect to any Leased Property that is an assisted living facility or a skilled nursing facility.

              (iii) Neither the Company nor any Company Subsidiary is in violation or breach of or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such violation or default under) any Significant Contract nor, to the Company's Knowledge, is any other party to such Significant Contract in violation or breach of or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such violation or default under) any such Significant Contract, in each case, except where such violation or breach would not be reasonably likely to, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) result in the termination of, or increase in amounts payable by the Company or any Company Subsidiary under, any lease with respect to any Leased Property that is an assisted living facility or a skilled nursing facility.

     SECTION 2.15 Employee Benefit Plans.
                  ----------------------

          (a) For the purposes of this Agreement, the term "Benefit Plan" or "Benefit Plans" means all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, vacation, stock, stock option, stock purchase, severance, termination pay, change in control or other material employee benefit plans, programs, policies, arrangements or agreements currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, officers, directors or independent contractors of the Company or the Company Subsidiaries (or any beneficiary or dependent thereof) or with respect to which the Company or the Company Subsidiaries have any liability. Schedule 2.15 of the Company Disclosure Schedule sets forth a complete list of all material Benefit Plans; provided, however, that all unscheduled Benefit Plans shall not be in the aggregate material.

          (b) With respect to each Benefit Plan, the Company has delivered or made available to Purchaser a true, correct and complete copy of: (i) all plan documents and trust agreements; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents, or in other documents, delivered or made available to Purchaser, there are no amendments to any Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary committed to make any such amendments or to adopt or approve any new Benefit Plan that would materially increase the liability of the Company and the Company Subsidiaries taken as a whole.

          (c) Each Benefit Plan has been administered in accordance with its terms and in compliance with the applicable provisions of ERISA (including the making of all contributions and payments), the Code, and other applicable law, except where the failure to so administer or comply would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect. All Benefit Plans intended to be qualified under Section 401(a) of the Code have been the subject of favorable determination letters from the Internal Revenue Service (the "IRS"), and, to the Knowledge of the Company, all such Benefits Plans are qualified under Section 401(a) of the Code and no circumstances exist that reasonably could result in the loss of such qualified status. Except as would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect: (i) none of the Company, and Company Subsidiary nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Benefit Plans or their related trusts, the Company, any Company Subsidiary or any Person that the Company or any Company Subsidiary has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; (ii) there are no pending or, to the Company's Knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Benefit Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans which could reasonably be expected to result in liability of the Company or any Company Subsidiary in excess of $100,000, in the aggregate, to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Benefit Plan or any participant in a Benefit Plan.

          (d) Neither the Company, nor any current or former Company ERISA Affiliate, has incurred any liability under Title IV of ERISA or Section 412 of the Code, except as has not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, nor is any such liability reasonably expected to be incurred. For purposes of this Agreement, a "Company ERISA Affiliate" is any entity that is (i) a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" within the meaning of Sections 414(b), (c) or (m) of the Code with the Company or any of Company Subsidiary, (ii) required to be aggregated under Section 414(o) of the Code with the Company or any of Company Subsidiary, or (iii) under "common control" with the Company or any Company Subsidiary, within the meaning of
Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections. No Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and no Benefit Plan is a "multi-employer plan" (as defined in Section 3(37) of ERISA).

          (e) No Benefit Plan provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee upon his or her retirement or termination of employment, except as may be required by Section 4980B of the Code. Each Benefit Plan can be amended, terminated or otherwise discontinued without material liability to the Company, any of Company Subsidiary or any Company ERISA Affiliate, other than with respect to benefits accrued through the date of such action.

          (f) There is no pending or, to the Company's Knowledge, threatened litigation relating to employment, termination of employment, compensation or employee benefits involving the Company which, if determined adversely to the Company, would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect.

          (g) In the event that any individual is classified by the Company or any Company Subsidiary as a non-employee (such as an independent contractor, leased employee, consultant or special consultant) and is later reclassified as an employee upon governmental or judicial review, notwithstanding such reclassification, the aggregate increase in liability of the Company and Company Subsidiaries under the Benefit Plans due to such reclassification shall not have a Company Material Adverse Effect.

          (h) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Company or any Company Subsidiary, or
(ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Purchaser to cause any such Benefit Plan to be amended or terminated (or which would result in any materially adverse consequence for so doing). No payment or benefit that will or may be made by the Company, Purchaser, or any of their respective subsidiaries or affiliates with respect to any employee of the Company under any Benefit Plan in connection with the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code or will not be deductible by reason of Section 162(m) of the Code.

     SECTION 2.16 Taxes and Returns.
                  -----------------

          (a) (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company or any Company Subsidiary or by or on behalf of any affiliated, combined, consolidated or unitary group of which the Company or any Company Subsidiary is or has been a member (a "Company Group") have been timely filed in the manner prescribed by law, and all such Tax Returns are true, complete and accurate except to the extent any failures to file or failures to be true, correct or accurate would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect; (ii) all Taxes (as defined below) due and owing by the Company, any Company Subsidiary or any member of the Company Group (whether or not shown on a Tax Return) have been timely paid, or adequately reserved for in accordance with GAAP, except to the extent any failure to pay or reserve would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect; (iii) there are no claims or assessments presently pending against the Company, any Company Subsidiary or any member of the Company Group, for any alleged Tax deficiency, and the Company has no Knowledge of any threatened claims or assessments against the Company, any Company Subsidiary or any member of the Company Group for any alleged Tax deficiency, which in either case if upheld could, individually or in the aggregate, have a Company Material Adverse Effect; (iv) to the Knowledge of the Company, no issues have been raised in any audit or tax examination of the Company, any Company Subsidiary or any member of the Company Group which, if determined adversely, would be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect; (v) there are no Liens for Taxes on any asset of the Company, except for Liens for Taxes not yet due and payable and Liens for Taxes that would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect; and (vi) the Company, each Company Subsidiary and each member of the Company Group has complied in all respects with all rules and regulations relating to the withholding of Taxes (including employee-related Taxes), except for failures to comply that would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect
(vii) the Company is the common parent of an affiliated group of corporations filing consolidated federal income tax returns; and (viii) neither the Company nor any Company Subsidiary has, or at the Effective Time will have, in effect a consent under Section 341(f) of the Code.

          (b) (i) to the Company's Knowledge, no taxing authority in any jurisdiction where the Company does not file Tax Returns has made a claim, assertion, or threat that the Company, any Company Subsidiary or any member of the Company Group is or may be subject to Tax in such jurisdiction and
(ii) neither the Company, any Company Subsidiary, nor any member of the Company Group has agreed to any adjustment under Section 481(a) of the Code (or analogous provisions of state, local or foreign law), as a result of a change of accounting method or otherwise, or has disposed of any assets under the installment method pursuant to Section 453 of the Code, if such adjustment or disposition would require the inclusion of a material amount in income after the Effective Time.

          (c) The statutes of limitations for the federal income Tax Returns of the Company, any Company Subsidiary and any member of the Company Group have expired or otherwise have been closed for all taxable periods ending on or before December 31, 1998.

          For purposes of this Agreement, (i) "Tax" or "Taxes" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, any liability for taxes, levies or other like assessments, charges or fees of another person pursuant to Treasury Regulation Section 1.1502-6 or any similar or analogous provision of applicable law or otherwise (including as a transferee or under a tax sharing or other agreement) and such term shall include any interest, penalties or additions to tax attributable to such taxes, levies or other like assessments, charges or fees and (ii) "Tax Return" means any report, return, statement, declaration or other written information required to be supplied to a taxing or other Governmental Authority in connection with Taxes.

     SECTION 2.17 Takeover Statutes.
                  -----------------

          The Board of Directors of the Company and the Special Committee of the Board of Directors have taken all appropriate and necessary action to render any anti-takeover statute or regulation, including Section 203 of the DGCL (each, a "Takeover Statute") inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

     SECTION 2.18 Business Operations.
                  -------------------

          Schedule 2.18 of the Company Disclosure Schedule sets forth a true and complete list of all assisted living and skilled nursing facilities operated by the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary operates any facilities other than those facilities listed on Schedule 2.18 of the Company Disclosure Schedule.

     SECTION 2.19 Environmental Matters.
                  ---------------------

          (a) Except as would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect:

              (i) Each of the Company and the Company Subsidiaries (y) is, and at all times has been, in compliance with all applicable Environmental Laws, and (z) has obtained, and is in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), and has made all appropriate filings for issuance or renewal of such Environmental Permits.

              (ii) There is no contamination of, and there have been no releases or, to the Knowledge of the Company, threatened releases of Hazardous Materials at the Facilities or any real property formerly owned, leased or operated by the Company or the Company Subsidiaries (or any of their respective predecessors).

              (iii) There are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans that are reasonably likely to (y) interfere with or prevent continued compliance by the Company or the Company's Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (z) to the Company's Knowledge, give rise to any liability or other obligation under any Environmental Laws.

              (iv) Neither the Facilities, nor any property formerly owned, leased, or operated by the Company or the Company Subsidiaries, nor to the Company's Knowledge, any site at or to which the Company or the Company Subsidiaries have disposed of, transported, or arranged for the transportation of, any Hazardous Materials, has been listed on, or, to the Company's Knowledge, proposed for listing on, the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System list, or any comparable state list of properties to be investigated and/or remediated, nor has such disposal, transportation or arrangement been conducted in violation of Environmental Law.

          (b) There are no written, or, to the Knowledge of the Company, oral, claims or notices (including, in each case, claims or notices that the Company, the Company Subsidiaries or any of their respective predecessors or any person whose liability has been retained or assumed contractually by the Company are or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Materials or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Materials), civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened that are based on or related to any Environmental Matters relating to the business of the Company or the Company Subsidiaries.

          (c) The Company has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or any Company Subsidiary pertaining to Environmental Matters.

          (d) For the purposes of this Agreement, the following terms shall have the meanings indicated:

          "Environmental Laws" means any foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters, all indemnity agreements and other contractual obligations (including leases, asset purchase and merger agreements) relating to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

          "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Materials into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Materials.

          "Facilities" means all real property owned, leased, or operated by the Company or any Company Subsidiary and any buildings, facilities, leasehold and other improvements, fixtures, and structures located on, in, under, or above the real property of the Company or any Company Subsidiary.

          "Hazardous Materials" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, natural or man-made elements or forces (including petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may form the basis of liability under, any Environmental Laws.

     SECTION 2.20 Property.
                  --------

          (a) The Company or the Company Subsidiaries have good and marketable title to all of the assets and properties (other than real property) which they purport to own (including those reflected in the financial statements contained in the Securities Filings (or incorporated therein by reference), except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of such financial statements), in each case, free and clear of all Liens other than (i) chattel mortgages, capital leases and similar purchase money liens imposed in the ordinary course of business of the Company consistent with past practice, (ii) Liens granted pursuant to mortgages and deeds of trust of record encumbering the Owned Properties which mortgages and deeds of trusts (x) are Permitted Encumbrances with respect to such Owned Properties and (y) do not individually or in the aggregate, prevent, materially restrict or otherwise materially adversely affect the use of such assets and property as is necessary for the conduct of the businesses of the Company or the Company Subsidiaries, as applicable, as they have been or presently are proposed to be conducted, and (iii) Liens granted pursuant to the Leased Property Leases (as defined below) to the respective lessors thereunder.

          (b) Schedule 2.20(b) of the Company Disclosure Schedule sets forth a list of all real property owned, leased, or occupied by the Company and the Company Subsidiaries as of the date hereof.

          (c) As to the parcels of real property purported to be owned in fee by the Company or any Company Subsidiary (the "Owned Properties").

              (i) The Company and the Company Subsidiaries have good and marketable fee title to the Owned Properties, subject only to Permitted Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, prevent, materially restrict or otherwise materially adversely affect the use of the Owned Properties as is necessary for the conduct of the businesses of the Company or the Company Subsidiaries, as applicable, as they have been or presently are proposed to be conducted.

              (ii) There are no options, rights of first refusal or first offer or contracts of sale affecting the Owned Properties.

              (iii) The Owned Properties are not in violation of applicable Laws that could materially adversely affect the use of the Owned Properties nor has the Company or any Company Subsidiary received any written notice of a violation of any Law relating to the Owned Properties.

              (iv) There is no pending or, to the Knowledge of the Company, threatened condemnation of all or any portion of the Owned
       Properties.

              (v) All existing utilities required for the use, operation and maintenance of the Owned Properties are adequate, in all material respects, for such current use, operation and maintenance.

              (vi) The Company or a Company Subsidiary is in possession of the Owned Properties and there are no leases, tenancies or other occupancies affecting the Owned Properties other than the Resident Leases (as defined below) and Permitted Commercial Leases (as defined below).

              (vii) To the Knowledge of the Company, there are no material latent defects or material adverse physical conditions affecting the improvements located on the Owned Properties.

              (viii) The Company or a Company Subsidiary has rights of egress and access to the Owned Properties reasonably necessary for the conduct of the business thereon.

              (ix) American Land Title Association policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple title of the Company or the Company Subsidiaries, as applicable, to each of the Owned Properties in the matters set forth therein (the "Owned Title Policies"), and, to the Knowledge of the Company, such Owned Title Policies are valid and in full force and effect and no claim has been made under any such policy. The Company has delivered to Purchaser true and complete copies of all Owned Title Policies and of the most recent surveys of the Owned Properties, and true and complete copies of all material exceptions referenced in such policies and the most recent title reports for and surveys of each of the Owned Properties.

          (d) As to the real property leased by the Company or the Company Subsidiaries, as lessee (the "Leased Properties"):

              (i) The Company and the Company Subsidiaries have valid and subsisting leasehold estates in the Leased Properties pursuant to the Leased Property Leases.

              (ii) There is no notice of termination or notice of default that has been received from the lessor in writing under any of the Leased Property Leases, and, to the Knowledge of the Company, no event has occurred which, with notice and lapse of time, would constitute a default under any of the Leased Property Leases.

              (iii) Neither the Company nor any Company Subsidiary has assigned, transferred, conveyed, mortgaged or encumbered any interest in the Leased Properties or any of the Leased Property Leases.

              (iv) The Leased Properties have all Company Permits required in connection with the operation and maintenance thereof and have been operated and maintained in all material respects in accordance with applicable Laws.

              (v) The Leased Properties are supplied with utilities and other services reasonably necessary in all material respects for the operation and maintenance thereof.

              (vi) There are rights of access for egress and ingress to each of the Leased Properties reasonably necessary for the conduct of business of the Company or the Company Subsidiaries, as applicable, as presently conducted.

              (vii) The Company or a Company Subsidiary is in possession of each of the Leased Properties.

              (viii) To the Knowledge of the Company, there are no material latent defects or material adverse physical conditions affecting the improvements located on the Leased Properties.

              (ix) The Leased Properties are not in violation of applicable Laws that could materially adversely affect the use of a Leased Property nor has the Company or any Company Subsidiary received any written notice of a violation of any Law relating to the Leased Properties.

              (x) American Land Title Association policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the leasehold estate of the Company or the Company Subsidiaries, as applicable, to each of the Leased Properties in the matters set forth therein (the "Leased Title Policies"), and, to the Company's Knowledge, the Title Policies are valid and in full force and effect and no claim has been made under any such policy. The Company has delivered to Purchaser true and complete copies of all Leased Title Policies and of the most recent surveys of the Leased Properties, and true and complete copies of all material exceptions referenced in such policies and the most recent title reports for and surveys of each of the Leased Properties.

          (e) All property and assets owned or utilized by the Company or the Company Subsidiaries, as applicable, are in satisfactory operating condition and repair (except for ordinary wear and tear), free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of the Company or the Company Subsidiaries, as applicable, as presently conducted. All buildings, plants and other structures owned or otherwise utilized by the Company are in good condition and repair (except for ordinary wear and tear).

          (f) As used herein, the following terms shall have the following meanings:

              (i) "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section
       401(a)(29) or 412(n) of the Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim):

           (A) Liens for taxes, assessments or other similar governmental charges not yet due and payable;

           (B) Liens of record as of the date of this Agreement in the official records of the state and county of the location of the real property in question;

           (C) statutory Liens of mechanics and materialmen incurred in the ordinary course of business (a) for amounts not yet due and payable or (b) for amounts that are past due provided that (x) the same are being contested by appropriate proceedings in good faith and in compliance with the requirements of any applicable lenders or other creditors, (y) such reserves or other appropriate provision, if any, for any such contested amounts as shall be required by GAAP shall have been reflected on the most recent consolidated balance sheet of the Company included in the Securities Filings filed prior to the date of this Agreement and (z) such Liens do not have and are not reasonably likely to have, individually or in the aggregate, a material adverse affect on the ownership, operation, maintenance, repair or leasing of the property in question by the Company or the applicable Company Subsidiary or the conduct of business thereon or therefrom by the Company or the applicable Company Subsidiary;

           (D) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

           (E) (y) leases or subleases granted to residents of the senior living facility operated on the property in question in the ordinary conduct of the business of Company or the applicable Company Subsidiary (the "Resident Leases") and (z) leases or subleases listed on Schedule 2.20(f)(i)(E)(z) of the Company Disclosure Schedule, all of which leases and subleases are for commercial space at the property in question, have been entered into in the ordinary course of business on arm's length terms and conditions and are ancillary or incidental to the operation of the property in question as a senior residence facility ("Permitted Commercial Leases");

           (F) Liens in favor of the Purchaser; and

           (G) Liens existing upon property acquired after the date hereof by the Company or any Company Subsidiary, which Liens are expressly approved in writing by Purchaser.

              (ii) "Leased Property Leases" means the leases and related agreements and instruments listed on Schedule 2.20(f)(ii) of the Company Disclosure Schedule pursuant to which the Company or a Company Subsidiary, as applicable, holds a leasehold estate in the applicable Leased Property identified on such Schedule. The Company hereby represents and warrants that such Schedule is a true, accurate and complete list of all of the leases and related agreements and instruments pursuant to which the Company or a Company Subsidiary, as applicable, holds a leasehold estate in the Leased Properties and that there exist no such leases, related agreements or instruments relating to any Leased Property which are not listed on such Schedule.

     SECTION 2.21 Intellectual Property.
                  ---------------------

          Schedule 2.21 of the Company Disclosure Schedule lists all material applications and registrations for patents, trademarks and copyrights owned by the Company or any Company Subsidiary, and all material licenses or other agreements concerning Intellectual Property to which the Company is a party. Except as would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, (i) the Company or a Company Subsidiary owns or has the right to use all Intellectual Property necessary to conduct its business as presently conducted, free and clear of all Liens, (ii) the Company's and the Company Subsidiaries' owned Intellectual Property or use of any Intellectual Property does not, to the Company's Knowledge, infringe the Intellectual Property of any third party, (iii) there are no pending, or to the Company's Knowledge, threatened actions or litigation against the Company or any Company Subsidiary challenging its ownership or use of any Intellectual Property owned or used by the Company or any Company Subsidiary, and (iv) to the Knowledge of the Company, no Intellectual Property owned by the Company or any Company Subsidiary is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of registrations for such Intellectual Property. As used in this Agreement, the term "Intellectual Property" means (a) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (b) all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith, (c) all mask works and all applications, registrations, and renewals in connection therewith and (d) all trade secrets and proprietary business information. Notwithstanding any other provision of this Agreement to the contrary, this Section 2.21 sets forth the Company's only representations with respect to the Company's Intellectual Property.

     SECTION 2.22 Labor Relations.
                  ---------------

          (a) To the Knowledge of the Company, there is no charge pending or threatened against the Company or any Company Subsidiary alleging, with respect to any employee or employees of the Company or any Company Subsidiary, any violation of any statute or regulation relating to employment and employment practices, or any violation of any collective bargaining agreement, any unlawful discrimination in employment practices or any unfair labor practices before any court, agency or other judicial or arbitral body, except for any such violations that would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) There are no labor strikes and, to the Knowledge of the Company, there are no pending or threatened union organizing efforts, labor strikes, disputes, slow-downs or work stoppages actually pending or threatened against the Company or any Company Subsidiary.

          (c) No employees of the Company or any Company Subsidiary are covered by any collective bargaining agreement with respect to their employment with the Company or any Company Subsidiary, and no collective bargaining agreement or other labor union agreement for employees of the Company or any Company Subsidiary with respect to their employment with the Company or any Company Subsidiary is currently being negotiated or pending negotiation by the Company or any Company Subsidiaries.

          (d) There has been no concerted work stoppage with respect to the business activities of the Company or any Company Subsidiary during the last three years.

          (e) To the Knowledge of the Company, there is no complaint against the Company or any Company Subsidiary issued by or pending before the National Labor Relations Board, except for any such complaints that would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 2.23 Insurance.
                  ---------

          The Company and the Company Subsidiaries maintain in force insurance policies and bonds in such amounts and against such liabilities and hazards as are consistent with industry practice. Schedule 2.23 of the Company Disclosure Schedule sets forth a complete list of all material insurance policies maintained by the Company or the Company Subsidiaries, including the names of the carriers of such insurance policies and the expiration dates and retention terms thereof. To the Knowledge of the Company, neither the Company nor any Company Subsidiary is liable or has received notice that it will become liable for any retroactive premium adjustment not reflected in the financial statements contained in the Securities Filings or otherwise provided for as set forth on Schedule 2.23 of the Company Disclosure Schedule. All policies maintained by the Company or the Company Subsidiaries are valid and enforceable and in full force and effect (except as the enforceability of any such policy may be limited by the insurer's bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles), all premiums owing in respect thereof have been timely paid, and neither the Company nor any Company Subsidiary has received any notice of premium increase or cancellation with respect to any of its insurance policies or bonds. There are no claims pending with respect to insurance policies maintained by the Company or the Company Subsidiaries as to which the insurer has denied liability or is reserving its rights, and all claims have been timely and properly filed. Schedule
2.23 of the Company Disclosure Schedule sets forth a complete list of all claims pending under the insurance policies maintained by the Company or the Company Subsidiaries as of the date hereof. Within the last three years, neither the Company nor any Company Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that its or the Company Subsidiaries' existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought. There are no pending or, to the Knowledge of the Company, threatened terminations or premium increases for the current policy period with respect to any of such policies or bonds. To the Knowledge of the Company, there is no condition or circumstance applicable to the Company which could result in such termination or increase, and the Company is in compliance with all conditions contained in such policies or bonds.

     SECTION 2.24 Conflicts of Interest.
                  ---------------------

          No officer, director, or, to the Knowledge of the Company, any employee of the Company has or, to the Knowledge of the Company, claims to have (i) any direct or indirect ownership or leasehold interest (other than through ownership of Company Shares, Stock Options or securities registered under Section 12 of the Exchange Act or in respect of which filings are made with the Commission pursuant to Section 15(d) of the Exchange Act) in the property, real or personal, tangible or intangible, owned or used by the Company or any Company Subsidiary or (ii) any contract, commitment or arrangement with the Company not generally available to all employees except for employment agreements, Stock Option agreements or Benefit Plans.

     SECTION 2.25 Fairness Opinion.
                  ----------------

          The Special Committee has received from Cohen & Steers Capital Advisors LLC an opinion to the effect that the Merger Consideration is fair to the holders of the Common Shares (other than Purchaser and its affiliates) from a financial point of view, a copy of which has been delivered to Purchaser for informational purposes. Cohen & Steers Capital Advisors LLC has agreed to the inclusion of, and reference to, such opinion in all filings made with the Commission and all materials to be submitted to stockholders of the Company in connection with the Merger and the other transactions contemplated by this Agreement, subject only to their consent to any description of their opinion contained in such filings or materials, which consent shall not to be unreasonably withheld or delayed.

     SECTION 2.26 Accuracy of Information.
                  -----------------------

          (a) No representation or warranty of the Company contained in this Agreement nor any statement made in the Company Disclosure Schedule contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they are made, not materially false or misleading.

          (b) All documents that the Company or any Company Subsidiary or any officer or director thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable law.

                                ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

          The Purchaser hereby represents and warrants to the Company as follows:

     SECTION 3.1 Organization and Good Standing and Power.
                 ----------------------------------------

          Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Purchaser and Merger Sub is qualified or licensed to do business as a foreign corporation or foreign limited liability company, as applicable, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. As used in this Agreement, the term "Purchaser Material Adverse Effect" means any change, effect, circumstance or event that is or is reasonably likely to materially adversely affect the ability of Purchaser to perform its obligations under this Agreement or timely consummate the Merger or the other transactions contemplated by this Agreement. Purchaser has, prior to the date of this Agreement, furnished or otherwise made available to the Company complete and correct copies of the charter and bylaws of Merger Sub, each as amended and in full force and effect as of the date of this Agreement. Since the date of its formation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

     SECTION 3.2 Authorization; Binding Agreement; Non-Contravention.
                 ---------------------------------------------------

          Purchaser and Merger Sub have all requisite limited liability company or corporate, as applicable, power and limited liability company or corporate, as applicable, authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement, the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by the necessary limited liability company or corporate actions and no other proceedings on behalf of Purchaser or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement other than the filing of the Certificate of Merger in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and the other parties hereto, constitutes the legal, valid and binding agreement of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with its terms except as enforceability thereof may be limited by creditors rights generally or by general principals of equity.

     SECTION 3.3 Governmental Approvals.
                 ----------------------

          No Consent from or with any Governmental Authority on the part of Purchaser or any of its Subsidiaries or Merger Sub is required in connection with the execution, delivery or performance by each of Purchaser or Merger Sub of this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, (ii) filings with the Commission, the AMEX and state securities laws administrators, (iii) Consents from or with Governmental Authorities set forth in Schedule 2.5 of the Company Disclosure Schedule ("Purchaser Regulatory Consents") and (iv) those other Consents that, if not obtained or made, would not have a Purchaser Material Adverse Effect.

     SECTION 3.4 No Violations.
                 -------------

          The execution, delivery and performance by Purchaser and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement by Purchaser and Merger Sub and compliance by Purchaser and Merger Sub with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the organizational documents of Purchaser or Merger Sub, (ii) require any Consent under, result in a violation or breach of any material obligation to which Purchaser or Merger Sub is a party constitute or result in a default under, or result in the creation of any Lien on any asset of Purchaser under, any contract of Purchaser, where such default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect, or,
(iii) assuming compliance with the matters referred to in Section 3.3 and subject to the receipt of the Company Stockholder Approval, conflict with or violate any applicable provision of any Law currently in effect to which Purchaser or Merger Sub is subject that would have a Purchaser Material Adverse Effect.

     SECTION 3.5 Accuracy of Information.
                 -----------------------

          (a) No representation or warranty of Purchaser or Merger Sub contained in this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which made, not materially false or misleading.

          (b) All documents that Purchaser or any officer or director thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable Law.

     SECTION 3.6 Sufficient Funds.
                 ----------------

          As of the date hereof, Purchaser and/or an affiliate thereof has received, and has delivered to the Company a true, complete and correct copy of, an executed commitment letter from certain lenders committing such lenders to provide financing and/or an executed loan agreement (together, the "Funding Documents"), pursuant to which sufficient cash funds will be available to pay the Merger Consideration payable in respect of each Common Share (for which Merger Consideration is payable hereunder), subject to the terms and conditions set forth therein. As of the date of this Agreement, the Funding Documents are in full force and effect and have not been withdrawn or terminated and, to the Knowledge of Purchaser, there is no fact, occurrence or condition that has occurred prior to or as of the date hereof that would cause the Funding Documents to be terminated or ineffective or that is otherwise reasonably likely to result in the financing thereunder being unavailable. The parties acknowledge and agree that, subject to Purchaser's right in Section 1.1(b) of this Agreement to elect not to consummate the Merger under the circumstances and subject to the provisions contained in such Section 1.1(b), the obligations of Purchaser and Merger Sub to consummate the Merger and pay the Merger Consideration are not conditioned upon Purchaser's or Merger Sub's ability to obtain financing pursuant to the Funding Documents or otherwise, it being understood and agreed that the only conditions to such obligations of Purchaser and Merger Sub are those expressly set forth in Section 7.1 and
Section 7.3 of this Agreement; provided, however, that the sole right and remedy available to the Company in the event that Purchaser and Merger Sub do not obtain such financing and/or sufficient cash funds are unavailable to pay the Merger Consideration payable in respect of each Common Share (for which Merger Consideration is payable hereunder) is the right of the Company to terminate this Agreement under the circumstances set forth in
Section 8.1(h) and to be paid the Company Expenses and two times the amount of the Termination Fee under the circumstances set forth in Section 8.2. "Knowledge" (or words of similar import) as used with respect to Purchaser means those facts that are actually known by John A. Moore, Robert C. Larson or Marjorie L. Reifenberg after due inquiry.

     SECTION 3.7 Merger Sub.
                 ----------

          All of the outstanding shares of capital stock of Merger Sub are duly authorized, validly issued and outstanding, fully paid and nonassessable and owned by Purchaser.

                                ARTICLE IV
                          COVENANTS OF THE COMPANY

          The Company covenants and agrees as follows:

     SECTION 4.1 Conduct of Business.
                 -------------------

          Except as expressly provided in this Agreement or as set forth in the Company Disclosure Schedule, unless the prior written consent of Purchaser has been obtained, which consent shall be deemed given if Purchaser has not provided notice of objection within five (5) business days of receipt by the Purchaser of the Company's consent request in writing, during the period from the date of this Agreement to the earlier of the Effective Time or termination of this Agreement, the Company shall in all material respects conduct its businesses in the ordinary and usual course and consistent with past practice, subject to the limitations contained in this Agreement and the Company shall use commercially reasonable efforts to preserve intact its business organizations, to keep available the services of its officers, agents and employees and to maintain satisfactory relationships with all persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Company Disclosure Schedule, from the date of this Agreement until the earlier of the Effective Time or termination of this Agreement, unless required by applicable Law, the Company will not, nor will it permit or authorize any Company Subsidiary to:

              (i) amend or propose to amend the Certificate of Incorporation, or Bylaws or the organizational documents of the Company Subsidiaries;

              (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or the Company Subsidiaries including any securities convertible into or exchangeable for shares of capital stock of any class of the Company or the Company Subsidiaries, except for the issuance of Common Shares pursuant to the exercise of the LFSRI Warrant or the exercise of the Stock Options outstanding on the date of this Agreement as disclosed in
       Schedule 2.15 of the Company Disclosure Schedule in accordance with the present terms of the Benefit Plans relating to such Stock Options;

              (iii) split, combine or reclassify any shares of its capital stock or other securities or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other securities, other than dividends or distributions to the Company, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

              (iv) (a) create, incur, or assume any Indebtedness other than loans by the Company to a wholly-owned Company Subsidiary or by a wholly-owned Company Subsidiary to the Company; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures, other than in accordance with its capital expenditures budget set forth in
       Schedule 4.1(iv) of the Company Disclosure Schedule (provided that the aggregate capital expenditures made and agreed or committed to be made by the Company and the Company Subsidiaries after the date hereof shall not at any time exceed $610,000 times the number of calendar months then elapsed since the date hereof) or make any loans, advances or capital contributions to, or investments in, any other Person (other than for customary travel, relocation or businesses advances or loans to employees in each case in accordance with applicable Law and in the ordinary course of business consistent with past practice); (d) acquire or agree to acquire by merging or consolidating with, or by purchasing, or by any other manner, (i) any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets, except in the ordinary and usual course of business consistent with past practice; provided that such assets acquired in the ordinary and usual course of business would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries taken as a whole; or (e) divest, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to divest, sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets, businesses or properties, of assets other than transfers of assets in the ordinary and usual course of business consistent with past practice; provided that, such assets transferred in the ordinary and usual course of business are not, individually or in the aggregate, material to the Company and the Company Subsidiaries taken as a whole. For purposes of this Agreement, "Indebtedness" means (A) all obligations for borrowed money, or with respect to deposits or advances of any kind (other than nonrefundable customer deposits), (B) all obligations evidenced by bonds, debentures, notes or similar instruments, (C) all obligations under conditional sale or other title retention agreements (D) all obligations issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of business), (E) all capitalized lease obligations, (F) all obligations under interest rate or currency hedging or swap transactions (valued at the termination value thereof), (G) all performance bonds or letters of credit, (H) all guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other person, (I) all operating leases, and (J) all performance guarantees;

              (v) except as required by law or contract in effect as of the date of this Agreement and listed on Schedule 2.15 of the Company Disclosure Schedule, increase in any respect the salary, compensation or benefits of any of its officers or employees (other than increases in salary in the ordinary course of business consistent with past practice to any officer or employee with an annual salary that does not exceed $125,000) or enter into, establish, grant, award, amend, accelerate or terminate any employment, consulting, retention, management continuity, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement (or awards thereunder) with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate;

              (vi) enter into any material lease, or amend any material lease, of real property, other than leases with residents of the assisted or independent living facilities or skilled nursing facilities operated by the Company or any of the Company
       Subsidiaries in the ordinary course of business consistent with past practice;

              (vii) make or rescind any express or deemed election relating to Taxes;

              (viii) settle or compromise any material Tax liability or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

              (ix) file or cause to be filed any amended Tax Return with respect to the Company or file or cause to be filed any claim for refund of Taxes paid by or on behalf of the Company;

              (x) prepare or file any Tax Return inconsistent with past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

              (xi) make any material change to its accounting methods, principles or practices, except as may be required by GAAP;

              (xii) pay, discharge, or satisfy any material (on a consolidated basis for the Company taken as a whole) claim, liability, or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise);

              (xiii) adopt any plan, enter into any agreement or take any action that would have the effect of impairing or delaying the completion of the Merger and the other transactions contemplated by this Agreement;

              (xiv) enter into any settlement agreement or consent to any judgment with respect to any Litigation or claim (whether pending or threatened) if such settlement or judgment involves payment or receipt of amounts, or delivery of value, exceeding $100,000; or

              (xv) enter into, modify or amend in any material respect, or terminate, any Significant Contract;

              (xvi) amend the Rights Agreement, redeem the rights thereunder or exempt any person or entity from, the Rights
       Agreement; or

              (xvii) authorize, or commit or agree to take (or fail to take), any of the foregoing actions with respect to itself or the Company Subsidiaries.

     SECTION 4.2 Access and Information.
                 ----------------------

          Between the date of this Agreement and the Effective Time, the Company shall give (and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice) Purchaser, its lenders, financial advisors, accountants and legal counsel and its respective authorized representatives at reasonable times with reasonable notice access to all offices and other facilities (including to conduct reasonable inspections) and to all contracts, agreements, commitments, Tax Returns (and supporting schedules), books and records of or pertaining to the Company and the Company Subsidiaries will cause its officers promptly to furnish Purchaser with (a) such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Purchaser may from time to time reasonably request and (b) a copy of each material report, schedule and other document filed or received by the Company and the Company Subsidiaries in accordance with the rules and regulations of the Commission, other applicable Law or the requirements of the AMEX. In the event that the foregoing access is subject to restrictions contained in confidentiality agreements to which the Company is a party, the Company shall use commercially reasonable efforts to obtain waivers of such restrictions. To the extent reasonably requested by Purchaser, the Company shall, and shall cause its officers to cooperate with Purchaser in connection with any due diligence investigation or preparation of any syndication materials by Purchaser's financing sources in connection with the obtaining of financing for the payment of the Merger Consideration and the completion of the Merger and the other transactions contemplated by this Agreement.

     SECTION 4.3 Recommendation; Stockholder Approval.
                 ------------------------------------

          The Board of Directors of the Company and the Special Committee
(i) shall recommend to the stockholders of the Company that such stockholders approve this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) shall use their respective commercially reasonable efforts to solicit and obtain approval and adoption of this Agreement and the Merger by holders of a majority of the outstanding Common Shares (the "Company Stockholder Approval") of this Agreement, the Merger and the other transactions contemplated by this Agreement; provided that, subject to Section 4.4 of this Agreement, the Board of Directors of the Company or the Special Committee may withdraw, modify or change such recommendation of this Agreement, the Merger and the other transactions contemplated by this Agreement if and only if they have determined in good faith, based on such matters as they deem relevant and after receiving advice from outside legal counsel, that the failure to withdraw, modify or change their recommendation of this Agreement, the Merger and the other transactions contemplated by this Agreement would be reasonably likely to result in a breach of their fiduciary duties under applicable Law. Unless this Agreement shall have been terminated prior to the Company Stockholders Meeting in accordance with Section 8.1 hereof, whether or not the Special Committee or the Board of Directors of the Company has withdrawn, modified or changed their recommendations of this Agreement or the transactions contemplated by this Agreement, the Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") as soon as practicable after the date hereof for the purpose of approving and adopting this Agreement and the Merger and the transactions contemplated by this Agreement and for such other purposes as may be consented to by Purchaser and the Company in connection with effectuating the Merger and the other transactions contemplated by this Agreement.

     SECTION 4.4 No Solicitation.
                 ---------------

          (a) Neither the Company, any Company Subsidiary nor any of their respective officers, directors, accountants, counsel, investment bankers or financial advisors (collectively, "Representatives") shall, nor shall the Company or any Company Subsidiary authorize any of its Representatives, agents, or affiliates, or authorize or encourage any of its employees, to
(i) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of, any Takeover Proposal, or (ii) directly or indirectly engage in any discussions or negotiations with, or provide any information or data to, or afford any access to the properties, books or records of the Company or any Company Subsidiary to, or otherwise assist, facilitate or encourage, any person (other than Purchaser or any affiliate or associate thereof) relating to any Takeover Proposal, or (iii) approve or enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Takeover Proposal; provided, however, that at any time prior to the Company Stockholders Meeting, the Company may, in response to a bona fide written Takeover Proposal that is reasonably likely to result in a Superior Proposal and which was not solicited in violation of this Section 4.4(a), and subject to providing Purchaser reasonable advance written notice of its decision to take such action (x) furnish information with respect to the Company to any person making such Takeover Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions and negotiations regarding such Takeover Proposal but, in each case, only if the Special Committee determines, after receiving the advice of its outside counsel, that failure to furnish such information or to participate in such discussions or negotiations is reasonably likely to result in a breach of the fiduciary duties of the Special Committee or the Board of Directors of the Company under applicable Law.

          (b) The Company and its Representatives shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other Persons conducted heretofore with respect to any Takeover Proposal, provided, however, that such discussions may be reinstated if the criteria under Section 4.4(a) are met.

          For purposes of this Agreement, a "Takeover Proposal" means any inquiry, proposal or offer from any Person (other than Purchaser) relating to (i) any direct or indirect acquisition or purchase of a business that constitutes twenty percent (20%) or more of the net revenues or assets of the Company, taken as a whole, or any direct or indirect acquisition or purchase of Common Shares that would result in a Person or group owning ten percent (10%) or more of the Common Shares or voting power (or of securities or rights convertible into or exercisable for such Common Shares or voting power) of the Company, (ii) any tender offer or exchange offer or other acquisition or series of acquisitions of Common Shares that if consummated would result in any Person or group beneficially owning ten percent (10%) or more of the Common Shares or voting power (or of securities or rights convertible into or exercisable for such Common Shares or voting power) of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Company Subsidiaries that constitutes twenty percent (20%) or more of the net revenues or assets of the Company and the Company Subsidiaries taken as a whole, in each case other than the transactions contemplated by this Agreement. Each of the transactions referred to in clauses (i), (ii) and (iii) of the foregoing definition of Takeover Proposal, other than the Merger proposed by this Agreement, is referred to herein as an "Acquisition Transaction."

          For purposes of this Agreement, a "Superior Proposal" means any bona fide written offer made by a third party to enter into an Acquisition Transaction (substituting eighty percent (80%) for the reference to twenty percent (20%) in clause (i) of the immediately preceding paragraph, one hundred percent (100%) for the reference to twenty percent (20%) in clause
(iii) of the immediately preceding paragraph and one hundred percent (100%) for each reference to ten percent (10%) in the immediately preceding paragraph), pursuant to which all holders of Common Shares would be given the opportunity to receive the same consideration for their Common Shares, that the Special Committee determines in its good faith judgment (based on the advice of its financial advisors), (x) after considering any proposed modifications to this Agreement made by Purchaser, is more favorable to the Company's stockholders (other than the Purchaser) from a financial point of view than those terms contained herein (as such terms may be proposed to be modified by the Purchaser) and (y) is reasonably likely to be consummated on a timely basis.

          (c) Prior to the Special Committee, the Board of Directors or the Company accepting a Superior Proposal or, in connection with a Takeover Proposal, to withdrawing, modifying, or changing in a manner adverse to Purchaser or Merger Sub, the Special Committee or Board of Directors' approval or recommendation of the Merger and this Agreement, the Company shall give Purchaser five business days notice of the Special Committee, Board of Directors or the Company's intention to accept a Superior Proposal or to withdraw, modify or change its approval or recommendation, which notice shall include the identity of the person making such Superior Proposal or Takeover Proposal, as applicable, and the material terms of such Superior Proposal or Takeover Proposal, and the Company shall provide Purchaser during such five business day period the opportunity to propose modifications to the terms of this Agreement.

          (d) Nothing contained in this Agreement shall prohibit the Board of Directors of the Company or the Special Committee from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2 under the Exchange Act or from making any other disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company or the Special Committee, after consultation with counsel, failure to so disclose would be reasonably likely to be inconsistent with their respective obligations under applicable Law.

     SECTION 4.5 Commission and Stockholder Filings; Other Reports.
                 -------------------------------------------------

          The Company shall send to Purchaser a copy of all public reports and materials as and when it sends the same to its stockholders, the Commission, the AMEX or any securities exchange or any state or foreign securities commission. The Company shall send to Purchaser a copy of all communications with banks, trustees under any indentures or other debt instruments and rating agencies as and when it sends such communications to such parties.

     SECTION 4.6 Takeover Statutes; Rights Plan.
                 ------------------------------

          (a) If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement (or to a subsequent business combination between the Purchaser, the Surviving Corporation or their respective affiliates, on the one hand, and any Company Public Subsidiary, on the other hand), the Company, the Special Committee, the Purchaser and Merger Sub and their respective Boards of Directors, subject to compliance with its Board of Directors' fiduciary duties, will grant (or the Company will ensure that the governing body of such Company Public Subsidiary, as applicable, will grant subject to compliance with its fiduciary duties) such approvals and will take such other actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby (or any such subsequent business combination) and, subject to compliance with such Board of Directors' fiduciary duties, will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and the other transactions contemplated by this Agreement (or any such subsequent business combination).

          (b) The Company shall take all action necessary to amend the Rights Agreement, effective no later than five business days after the date hereof, to provide that, from the date of such amendment until the termination of this Agreement, for purposes of determining whether a "Distribution Date," a "Shares Acquisition Date" or a "Trigger Event" has occurred or whether Purchaser, any of its affiliates or associates or any of the directors, officers or employees of the Company or the Company Subsidiaries is an "Acquiring Person," without otherwise limiting the terms of the Rights Agreement, neither the Purchaser nor any of its affiliates or associates shall be deemed to beneficially own the Common Shares beneficially owned by any of the officers, directors or employees of the Company or the Company Subsidiaries (by virtue of any equity or employment agreements, arrangements or understandings involving such parties and relating to the periods after the Closing or any other agreement, arrangement or understanding approved by the Board of Directors or Special Committee), and such officers, and directors and employee shall not be deemed to beneficially own the Common Shares beneficially owned by any other officer, director or employee of the Company or any Company Subsidiary or by Purchaser or any of its affiliates or associates (by virtue of any equity or employment agreements, arrangements or understandings involving such parties and relating to the periods after the Closing or any other agreement, arrangement or understanding approved by the Board of Directors or Special Committee).

     SECTION 4.7 Settlement Agreement.
                 --------------------

          The Company hereby acknowledges and agrees that Section 3.01 of the Settlement Agreement, dated as of September 29, 1999, among the Company, Purchaser and certain other parties thereto (the "Settlement Agreement") shall not be applicable to either the execution or delivery of this Agreement, the performance by the parties of their respective obligations under this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement.

                                 ARTICLE V
                           COVENANTS OF PURCHASER

                  Purchaser covenants and agrees as follows:

     SECTION 5.1 Director and Officer Liability.
                 ------------------------------

          (a) The Company and the Surviving Corporation agree that all rights to indemnification and all limitations on liability existing in favor of any individual, who on or at any time prior to the Effective Time was an officer, director, employee, or agent of the Company (an "Indemnified Person") in respect of acts or omissions of such Indemnified Person on or prior to the Effective Time, as provided in the Certificate of Incorporation or Bylaws or an agreement between an Indemnified Person and the Company in effect as of the date of this Agreement, shall continue in full force and effect in accordance with its terms, and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time was a director, officer, employee, or agent of the Company, and the Surviving Corporation shall honor all such indemnification provisions. Subject to receipt of necessary third-party consents, which Purchaser will use commercially reasonable efforts to obtain, Purchaser hereby unconditionally and irrevocably guarantees for the benefit of the Indemnified Parties the obligations of the Surviving Corporation under the foregoing indemnification arrangements, including any such existing indemnification by agreements to which the Company is a party.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Purchaser shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.1.

          (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance (or substantially similar liability insurance) covering acts or omissions occurring prior to the Effective Time covering each person currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of each such policy in effect on the date hereof; provided that to procure such coverage for any year, the Surviving Corporation shall not be required to pay an amount in excess of 200% of the amount of the Company's current annual premium for its existing coverage or to procure such coverage for the entire six-year period following the Effective Time, the Surviving Corporation shall not be required to pay an amount in excess of the amount set forth on Schedule 5.1(c) of the Company Disclosure Schedule.

          (d) The provisions of this Section 5.1 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 5.2 Employee Benefits.
                 -----------------

          For a period of 12 months following the Effective Time, Purchaser shall provide, or shall cause to be provided, to individuals who are employees of the Company immediately before the Effective Time and who continue to be employed by the Surviving Corporation after the Effective Time (the "Company Employees") employee benefits (other than equity-based benefits) that are, in the aggregate, not less favorable than those employee benefits (other than equity-based benefits) provided immediately prior to the Effective Time. Each Company Employee shall be credited with his or her years of service with the Company before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Benefit Plans, except to the extent such credit would result in a duplicate creation of benefits. The foregoing shall not be construed to prevent the termination of employment of any Company Employee or the amendment or termination of any particular Benefit Plan of the Company to the extent permitted by its terms as in effect immediately before the Effective Time.

     SECTION 5.3 Financing.
                 ---------

          Purchaser will use its commercially reasonable efforts to obtain financing to consummate the Merger and to pay the Merger Consideration payable in respect of each Common Share for which Merger Consideration is payable hereunder.

                                ARTICLE VI
                          COVENANTS OF THE PARTIES

          Purchaser and the Company covenants and agree as follows:

     SECTION 6.1 Proxy Statement; 13E-3 Transaction Statement.
                 --------------------------------------------

          (a) The Company shall use commercially reasonable efforts to promptly prepare and file with the Commission pursuant to the terms of this Agreement the Company's proxy statement, including any necessary amendments and supplements thereto, with respect to the Company Stockholders Meeting (the "Company Proxy Statement"). Purchaser shall be given reasonable opportunity to review and comment on the Company Proxy Statement, including all amendments and supplements thereto prior to the filing thereof with the Commission.

          (b) Each of Purchaser and the Company shall cooperate, use commercially reasonable efforts to promptly prepare (and shall cause their respective officers and/or employees to cooperate and use commercially reasonable efforts to promptly prepare) and file with the Commission a Transaction Statement on Schedule 13E-3, including all exhibits thereto (together with all amendments and supplements thereto, the "Schedule 13E-3" ) with respect to the transactions contemplated herein.

          (c) Each of the Company and Purchaser agrees, as to itself and their respective Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Company Proxy Statement or the Schedule 13E-3, including any amendment or supplement, will, at the date of filing thereof with the Commission, mailing of the Company Proxy Statement to stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the date of the consummation of the transactions contemplated herein any information relating to the Company or Purchaser, or any of their respective affiliates, officers or directors, should be discovered by the Company or Purchaser which should be set forth in an amendment and/or a supplement to the Company Proxy Statement or the Schedule 13E-3, so that the Company Proxy Statement or the Schedule 13E-3, as applicable, would not, at the date of mailing of the Company Proxy Statement to stockholders and at the time of the Company Stockholder Meeting, include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers this information shall promptly notify the other party and, to the extent required by Law, an appropriate amendment or supplement describing that information shall be promptly filed with the Commission or any other applicable Governmental Authority and, to the extent required by Law, disseminated to the Company's stockholders. Each of the Company and Purchaser agrees to provide the other and the other's counsel in writing any comments it or its counsel may receive from the Commission or its staff with respect to the Company Proxy Statement or the
Schedule 13E-3 promptly after receipt of such comments. Each of the Company and Purchaser shall use commercially reasonable efforts to respond to such comments promptly and shall provide the other with copies of any written responses and telephonic notification of any verbal responses by it or its counsel.

          (d) Notwithstanding anything herein to the contrary, neither the Company nor Purchaser shall file the Company Proxy Statement or the
Schedule 13E-3 (or any amendment or supplement) or respond to any comment or question raised by the Commission or its staff with respect to the Company Proxy Statement or the Schedule 13E-3 (or any amendment or supplement), the Agreement, the Merger or the other transactions contemplated hereby without the approval of the other party (which approval shall not to be unreasonably withheld or delayed).

     SECTION 6.2 Further Assurances.
                 ------------------

          In addition to complying with all of the other covenants set forth in this Agreement, each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated by this Agreement.

     SECTION 6.3 Press Release and Public Announcements.
                 --------------------------------------

          The parties shall cooperate in preparing and promptly issuing a press release announcing the execution of this Agreement. Thereafter, so long as this Agreement is in effect, (i) the Company shall not, and shall cause its affiliates (other than Purchaser and its affiliates) not to, issue or cause the publication of any press release or any other announcement, or submit any public filings, with respect to the Company Stockholders Meeting or the transactions contemplated by this Agreement without the consent of Purchaser (which approval shall not be unreasonably withheld or delayed), except when such release, announcement or filing is required by the rules and regulations of the Commission, other applicable Law or the rules or regulations of the AMEX, in which case the Company, prior to making such announcement, issuing or publishing such press release or making any public filing, shall notify and afford Purchaser the opportunity to comment thereon. The Purchaser may issue or cause the publication of any press release or any other announcement, and may submit any public filing, required by the rules and regulations of the Commission or other applicable Law.

     SECTION 6.4 Reasonable Commercial Efforts.
                 -----------------------------

          The parties shall use (and shall cause their respective Subsidiaries to use) commercially reasonable efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; provided that neither the Company nor any Company Subsidiary shall agree in connection with the foregoing to the sale, transfer, divestiture or other disposition of any assets, properties or businesses of the Company or any Company Subsidiary without the prior written consent of Purchaser; (ii) obtain all Consents (including Consents from any Governmental Authority) required to be obtained from any third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement; provided that neither the Company nor any Company Subsidiary shall in connection with the foregoing make any payments (other than governmental or regulatory filing or similar fees), amend or modify any agreement or agree to the foregoing without the prior written consent of Purchaser not to be unreasonably withheld or delayed; provided, further, that no such consent shall be required if the making of any such payment or any such amendment or modification would be permitted under Section 4.1 without the consent of Purchaser; and (iii) defend any Litigation challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reversed; provided that the Company shall keep Purchaser reasonably apprised of any such Litigation against the Company or any of its Subsidiaries, Purchaser may at its option participate in the defense of any such Litigation against the Company or any of its Subsidiaries, and the Company shall not enter into any settlement or consent to any judgment without the prior written consent of Purchaser. The Company and Purchaser shall each use (and shall cause their respective officers and employees to use) reasonable commercial efforts to promptly make all necessary filings required to be made with the Commission pursuant to the Exchange Act. Subject to applicable Law relating to the exchange of information, the Company and Purchaser shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company and the Company Subsidiaries or Purchaser and its affiliates, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement.

          This Section 6.4 shall not be interpreted as requiring Purchaser to take any action that, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect prior to, on or after the Effective Time.

     SECTION 6.5 Notification of Certain Matters.
                 -------------------------------

          Each of the Company or Purchaser shall give prompt notice to the other if any of the following occurs after the date of this Agreement (provided Purchaser need not give notice with respect to the events described in clauses (i) or (v)): (i) any written notice, or other written communication that the Company or any Company Subsidiary receives, of which the Company obtains Knowledge, relating to a material default or Event which, with notice or lapse of time or both, would be reasonably likely to become a material default under any Significant Contract; (ii) any receipt by it or any of its Subsidiaries of any written notice or other written communication from any Person of which the Company or Purchaser, as applicable, obtains Knowledge alleging that the Consent of such Person is or may be required in connection with the Merger and the other transactions contemplated by this Agreement if such Consent is not disclosed in the Company Disclosure Schedule; (iii) receipt by it or any of its Subsidiaries of any material notice or other communication from any Governmental Authority (including the AMEX or any other securities exchange) in connection with the Merger and the other transactions contemplated by this Agreement of which the Company or Purchaser, as applicable, obtains Knowledge; (iv) the occurrence of any Event or Events which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect (in the case of the Company) or a Purchaser Material Adverse Effect (in the case of Purchaser); (v) the commencement or written threat of any Litigation involving or affecting the Company, the Company Subsidiaries or any of their respective properties or assets, or any employee, agent, director or officer of the Company, in his or her capacity as such or as a fiduciary under a Benefit Plan, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement, or any material adverse development in connection with any Litigation disclosed by the Company in or pursuant to this Agreement or the Securities Filings; (vi) the commencement or written threat against it or any of its Subsidiaries of any Litigation relating to the Merger; (vii) the occurrence of any Event that causes or is reasonably likely to cause a material breach by it of any provision of this Agreement; (viii) the receipt by it or any of its Subsidiaries of an administrative or other order or notification of which the Company or Purchaser, as applicable, obtains Knowledge relating to any violation or claimed violation by it or its Subsidiaries of the rules and regulations of any Governmental Authority that could adversely affect its ability to consummate the Merger and the other transactions contemplated by this Agreement; or (ix) if it obtains Knowledge of any change in Law that is reasonably likely to cause a Governmental Authority to withhold a Company Regulatory Consent (in the case of the Company) or a Purchaser Regulatory Consent (in the case of Purchaser).

                                ARTICLE VII
                          CONDITIONS TO THE MERGER

     SECTION 7.1 Conditions to Each Party's Obligations.
                 --------------------------------------

          The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

          (a) Company Stockholder Approval. The Agreement, the Merger and the other transactions contemplated by this Agreement shall have been approved by holders of a majority of the outstanding Common Shares.

          (b) No Law, Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment, Law, or injunction of any court or other Governmental Authority that prohibits or prevents the consummation of the Merger or the other transactions contemplated by this Agreement shall have been enacted, entered, promulgated or enforced.

     SECTION 7.2 Conditions to Obligations of the Company.
                 ----------------------------------------

          The obligation of the Company to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived in whole or in part by the Company:

          (a) Purchaser Representation and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct (disregarding for these purposes any materiality, Purchaser Material Adverse Effect or corollary qualifications contained therein) when made, and as of the Closing Date as if made on and as of such date (provided that such representations and warranties which are expressly made as of a specific date need be so true and correct only as of such specific date), except to the extent that any failures of such representations and warranties to be so true and correct, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

          (b) Performance by Purchaser. Purchaser and Merger Sub shall have performed and complied in all material respects with all of the material covenants and agreements required by this Agreement to be performed or complied with by Purchaser and Merger Sub on or prior to the Closing Date.

          (c) Certificates and Other Deliveries. Purchaser and Merger Sub shall have delivered to the Company an officer's certificate to the effect that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

     SECTION 7.3 Conditions to Obligations of Purchaser and Merger Sub.
                 -----------------------------------------------------

          The obligations of Purchaser and Merger Sub to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived in whole or in part by Purchaser:

          (a) Company Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct (disregarding for these purposes any materiality, Company Material Adverse Effect or corollary qualifications contained therein), when made and as of the Closing Date as if made on and as of such date (provided that such representations and warranties which are by their express provisions made as of a specific date need be so true and correct only as of such specific date), except to the extent that any failures of such representations and warranties to be so true and correct, would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) Performance by the Company. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

          (c) No Company Material Adverse Effect. There shall not have occurred after the date of this Agreement any Event or Events that would be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect.

          (d) No Loss of Units. There shall not have occurred after the date of this Agreement any Event or Events that has or have, individually or in the aggregate, resulted or would reasonably be expected, as a consequence of the completion of the Merger and the other transactions contemplated by this Agreement, to result in the loss of Surviving Corporation's and the Company Subsidiaries' ability to operate more than 10% of the assisted living and skilled nursing facility Units currently operated by the Company and the Company Subsidiaries (other than Units operated at the facilities listed on Schedule 7.3(d) of the Company Disclosure Schedule). A "Unit" means each individually rentable space at an assisted living or skilled nursing facility.

          (e) Governmental Approvals; No Challenge. All waivers, consents, approvals, orders and authorizations of, and notices, reports and filings with, Governmental Authorities necessary for the consummation of the Merger and the other transactions contemplated by this Agreement (including, without limitation, all Company Regulatory Consents and Purchaser Regulatory Consents) shall have been obtained or made and shall be in full force and effect without the imposition of any terms, conditions, restrictions or limitations, except for the imposition of any terms, conditions, restrictions and limitations in respect of such waivers, consents, approvals, orders, authorizations, notices, reports or filings, or failures to have obtained or made, or to be in full force and effect, of such waivers, consents, approvals, orders, authorizations, notices, reports or filings (other than Company Regulatory Consents and Purchaser Regulatory Consents, all of which shall have been obtained and made and be in full force effect) which would not, individually or in the aggregate, be material to the business, operations, assets, liability, condition (financial or otherwise) or prospects of the Company and the Company Subsidiaries taken as a whole. There shall not be pending any action, proceeding or investigation by any Governmental Entity or any action or proceeding by any other Person challenging, seeking to prohibit, prevent or delay, or seeking material damages in connection with the Merger or any other transaction contemplated by this Agreement.

          (f) Material Market Disruption. There shall not have occurred after the date of this Agreement and be continuing (i) a general suspension of trading in, or material disruption in the trading markets for, debt securities, including bank loans (or participations therein), or equity securities in the United States, (ii) a declaration of a banking moratorium or a suspension of payments in respect of lending institutions in the United States, (iii) a limitation by any Governmental Authority on, or any other event (except a commencement or escalation of a war or armed hostilities or other significant national or international calamity involving the United States), which materially and adversely affects, the extension of credit by lending institutions or the availability of equity financing generally or to the assisted living industry, or (iv) in the case of any of the foregoing existing as of the date of this Agreement, a material acceleration or worsening thereof, in each case which materially impairs Purchaser's ability to obtain financing sufficient to pay the Merger Consideration payable in respect of each Common Share for which Merger Consideration is payable hereunder; provided, however, this condition need be satisfied or waived only during the period prior to 5:00 p.m. EST on February 17, 2003, after which time the requirements of this
Section 7.3(f) shall no longer be a condition to the obligations of Purchaser and Merger Sub to effect the Merger;

          (g) Gericare Settlement. The Gericare Settlement shall not have been modified or amended and shall be valid and binding on all parties thereto and in full force and effect.

          (h) Certificates and Other Deliveries. The Company shall have delivered, or caused to be delivered, to Purchaser an officer's certificate to the effect that the conditions set forth in Sections 7.3(a),(b),(c),(d) and (g) have been satisfied.

                                ARTICLE VIII
                                TERMINATION

     SECTION 8.1 Termination.
                 -----------

          This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement, the Merger and the other transactions contemplated by this Agreement by the stockholders of the Company:

          (a) by mutual written consent of the Company, Purchaser and Merger Sub;

          (b) (i) by the Company, if there has been a breach by Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement that would cause the condition set forth in
Section 7.2(a) or Section 7.2(b) not to be satisfied and, in either such case, such breach or condition is not curable or, if curable, has not been promptly cured within 30 days following receipt by Purchaser of written notice of such breach; (ii) by Purchaser, if there has been a breach by the Company of (x) any of the covenants or agreements set forth in Sections 4.3 or 4.4 or (y) any of its representations, warranties, covenants or agreements (other than those set forth in Sections 4.3 or 4.4) contained in this Agreement that would cause the condition set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied and, in the case of a breach described in clause (x) or (y), such breach or condition is not curable or, or if curable, has not been promptly cured within 3 days (in the case of a breach described in clause (x)) or 30 days (in the case of a breach described in clause (y)) following receipt by the Company of written notice of such breach;

          (c) by either Purchaser or the Company if any decree, permanent injunction, judgment or order of any Governmental Authority preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

          (d) by either Purchaser or the Company if the transactions contemplated by this Agreement shall not have been consummated before the End Date (as defined below); provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose breach of any provision of this Agreement was a significant cause of the failure of the Merger to occur on or before the End Date; "End Date" means May 1, 2003, subject to extension pursuant to Section 1.1(b); provided, however, that if (disregarding the condition set forth in Section 7.3(f)) all of the conditions set forth in Article VII (other than the condition set forth in Section 7.3(e)) shall have been satisfied or waived as of April 30, 2003 (or, with respect to conditions that by their nature are to be satisfied at Closing, shall then be capable of being satisfied at a Closing), the "End Date" shall be June 1, 2003, subject to extension pursuant to Section 1.1(b);

          (e) by either Purchaser or the Company if the Merger and the other transactions contemplated by this Agreement shall fail to receive the Company Stockholder Approval at the Company Stockholders Meeting (or any adjournment or postponement thereof);

          (f) by Purchaser, if the Special Committee or the Company's Board of Directors shall have withdrawn, or modified or changed, in a manner adverse to Purchaser, their approval or recommendation of the Merger and the other transactions contemplated by this Agreement or shall have recommended any Takeover Proposal (other than the Merger) or resolved to do the same;

          (g) by the Company (prior to the Company Stockholders Meeting), in connection with a Superior Proposal, if and only if (x) the Company has complied with the covenants and agreements set forth in Sections 4.3 and
4.4 and (y) upon such termination of this Agreement the Company immediately
(i) enters into a definitive agreement for an Acquisition Transaction with respect to such Superior Proposal and (ii) pays the Termination Fee and Purchaser Expenses to Purchaser as set forth in Section 8.2 of this Agreement; and

          (h) by the Purchaser or the Company, simultaneously with or at any time after an election is made by Purchaser pursuant to Section 1.1(b) not to consummate the Merger.

     SECTION 8.2 Effect of Termination.
                 ---------------------

          In the event of the termination of this Agreement by either the Company or Purchaser pursuant to Section 8.1:

          (a) This Agreement (other than Section 6.3, Section 8.2 and
Article IX hereof) shall become null and void and of no force and effect and there shall be no liability under this Agreement on the part of Purchaser or the Company (other than with respect to the provisions of Section 6.3, Section 8.2 and Article IX), except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided that the payment of a Termination Fee, Company Expenses or Purchaser Expenses, as applicable, shall not affect or reduce a party's liability for any willful breach by such party.

          (b) The Company shall pay to Purchaser an aggregate amount equal to $2,224,064 (the "Termination Fee"), plus the Purchaser Expenses (without duplication for Purchaser Expenses otherwise paid pursuant to Section 8.2(c)), as follows: (1) if the Company shall terminate this Agreement pursuant to Section 8.1(d) and at any time after the date of this Agreement and prior to the date of such termination a Takeover Proposal shall have been made or reaffirmed to the Company or publicly announced and, within 9 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to any Acquisition Transaction, (2) if the Company or Purchaser shall terminate this Agreement pursuant to Section 8.1(e) and at any time after the date of this Agreement and on or prior to the date of the Company Stockholders Meeting a Takeover Proposal shall have been made or reaffirmed to the Company or publicly announced and, within 9 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to any Acquisition Transaction, (3) if Purchaser shall terminate this Agreement pursuant to Sections 8.1(b)(ii)(y) or 8.1(f) and at any time after the date of this Agreement and on or prior to the date of such termination a Takeover Proposal shall have been made or reaffirmed to the Company or publicly announced and, within 9 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to an Acquisition Transaction, (4) if Purchaser shall terminate this Agreement pursuant to Section 8.1(b)(ii)(x), or (5) if the Company shall terminate this Agreement pursuant to Section 8.1(g). The Purchaser shall pay to the Company an aggregate amount equal to the Company Expenses (without duplication for Company Expenses otherwise paid pursuant to Section 8.2(c)) plus two times the Termination Fee, if the Company or Purchaser shall terminate this Agreement pursuant to Section 8.1(h) and, at the time of such termination, all of the conditions set forth in Sections
7.1 and 7.3 (disregarding the condition set forth in Section 7.3(f) if the termination occurs after 5:00 p.m. EST on February 17, 2003) shall have been satisfied or waived (or with respect to conditions that by their nature are to be fulfilled at the Closing, shall then be capable of being satisfied at a Closing).

          (c) The Company shall pay to Purchaser an amount equal to the Purchaser Expenses if Purchaser shall terminate this Agreement pursuant to
Section 8.1(b)(ii). The Purchaser shall pay to the Company an amount equal to the Company Expenses if the Company shall terminate this Agreement pursuant to Section 8.1(b)(i). The Purchaser Expenses and the Company Expenses to be paid pursuant to this Section 8.2(c) shall be paid concurrently with notice of termination of this Agreement by the Company or by Purchaser, as applicable.

          (d) One-half of the Termination Fee and all of Purchaser Expenses required to be paid pursuant to Sections 8.2(b)(1), (2) or (3) shall be paid at the time the Company enters into a definitive agreement with respect to an Acquisition Transaction and the remaining unpaid portion of the Termination Fee required to be paid pursuant to Sections 8.2(b)(1), (2) or (3) shall be paid at the time the Company consummates an Acquisition Transaction. The Termination Fee and Purchaser Expenses required to be paid pursuant to Sections 8.2(b)(4) or (5) shall be paid concurrently with notice of termination of this Agreement by the Company or by Purchaser, as applicable. The Company Expenses and the amount equal to two times the Termination Fee required to be paid pursuant to the last sentence of
Section 8.2(b) or pursuant to Section 8.2(e) shall be paid concurrently with notice of termination of this Agreement by the Company or Purchaser, as applicable.

          (e) Notwithstanding anything to the contrary contained herein, in the event that the Agreement is terminated pursuant to Section 8.1(e) and
(a) Purchaser shall have voted against the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement at the Company Stockholders Meeting (or any adjournment or postponement thereof) and (b) with Purchaser's vote in favor of such approval and adoption at the Company Stockholders Meeting (or any adjournment or postponement thereof), the Company Stockholder Approval would have been obtained at the Company Stockholders Meeting (or any adjournment or postponement thereof), the Company shall not be obligated to pay the Termination Fee or Purchaser Expenses to Purchaser and Purchaser shall pay to the Company the Company Expenses and two times the Termination Fee.

          (f) The term "Purchaser Expenses" shall mean all out-of-pocket expenses reasonably incurred by Purchaser, Merger Sub and their respective affiliates (other than the Company and its Subsidiaries) in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of accountants, attorneys, financial advisors and lenders up to but not exceeding $1,500,000. The term "Company Expenses" shall mean all out-of-pocket expenses reasonably incurred by the Company, its Subsidiaries and its affiliates (other than the Purchaser, Merger Sub and their respective affiliates) in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of accountants, attorneys, financial advisors and lenders up to but not exceeding $1,500,000.

          (g) All payments under this Section 8.2 shall be made by wire transfer of immediately available funds to an account designated by Purchaser or the Company, as applicable.

          (h) The Company and Purchaser acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without such agreements, the Company and the Purchaser would not enter into this Agreement. Accordingly, if the Company or the Purchaser fails to promptly pay any amounts owing pursuant to this Section 8.2 when due, the Company or the Purchaser, as applicable, shall in addition thereto pay to Purchaser and its affiliates, or the Company and its affiliates, as applicable, all costs and expenses (including fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the Purchaser and its affiliates, or the Company, as applicable, at the prime rate of Citibank, N.A. as in effect from time to time during such period plus two percent.

                                ARTICLE IX
                               MISCELLANEOUS

     SECTION 9.1 Notices.
                 -------

          All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

     if to Purchaser, Merger Sub or the Surviving Corporation, to:

              Prometheus Assisted Living LLC
              30 Rockefeller Plaza, 50th Floor
              New York, NY  10020
              Attention:  Marjorie L. Reifenberg, Esq.
              Facsimile No.:  212.332.1793

     with a copy to:

              Fried, Frank, Harris, Shriver & Jacobson
              One New York Plaza
              New York, NY  10004-1980
              Attention:  Joshua Mermelstein, Esq.
                          Lee S. Parks, Esq.
              Facsimile No.:  212.859.4000

     if to the Company, to:

              ARV Assisted Living, Inc.
              245 Fischer Avenue, Suite D-1
              Costa Mesa, CA  92626
              Attention :  Douglas Pasquale
                           Douglas Armstrong, Esq.
              Facsimile No.  714.708.3537

     with a copy to:

              O'Melveny & Myers LLP
              610 Newport Center Drive, 17th Floor
              Newport Beach, CA  92660
              Attention:  Gary J. Singer, Esq.
              Facsimile No.:  949.823.6994

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 9.1 and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 9.1.

     SECTION 9.2 Non-Survival of Representations and Warranties.
                 ----------------------------------------------

          The representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

     SECTION 9.3 Amendments; No Waivers.
                 ----------------------

          (a) Any provision of this Agreement (including the Appendices and Schedules hereto) may be amended or waived prior to the Effective Time at any time prior to or after the receipt of the Company Stockholder Approval, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the receipt of the Company Stockholder Approval, if any such amendment or waiver shall by law or in accordance with the rules and regulations of any relevant securities exchange require further approval of stockholders, the effectiveness of such amendment or waiver shall be subject to the necessary stockholder approval.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.4 Expenses.
                 --------

          Except as otherwise specified in Section 8.2 or as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 9.5 Successors and Assigns.
                 ----------------------

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     SECTION 9.6 Governing Law.
                 -------------

          This Agreement shall be construed in accordance with and governed by the law of the State of Delaware applicable to agreements made and to be wholly performed in such state without giving effect to the provisions thereof relating to conflicts of law.

     SECTION 9.7 Jurisdiction.
                 ------------

          Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     SECTION 9.8 Waiver of Jury Trial.
                 --------------------

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.9 Counterparts; Effectiveness.
                 ---------------------------

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 9.10 Entire Agreement; No Third-Party Beneficiaries.
                  ----------------------------------------------

          This Agreement (including the Company Disclosure Schedule and the Purchaser's disclosure schedule) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. Except as provided in Section 5.1, no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

     SECTION 9.11 Captions.
                  --------

          The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 9.12 Severability.
                  ------------

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.13 Specific Performance.
                  --------------------

          Each party acknowledges and agrees that the other party could be irreparably damaged in the event that its obligations contained in this Agreement are not performed in accordance with their specific terms or are otherwise breached in each case on or prior to the Effective Time. Accordingly, each party agrees that the other party will be entitled to an injunction or injunctions to enforce specifically any covenants in any action in any court having personal and subject matter jurisdiction, in addition to any other remedy to which that party may be entitled at law or in equity.

     SECTION 9.14 Rules of Construction.
                  ---------------------

          References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include," "includes," and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of and Schedules to, this Agreement. Unless the context otherwise requires, the words "hereof," "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                       PROMETHEUS ASSISTED LIVING LLC

                       By:      LF Strategic Realty Investors II L.P.,
                                  its managing member

                             By:   Lazard Freres Real Estate Investors L.L.C.,
                                       its general partner

                                   By: /s/ John A. Moore
                                       ----------------------------
                                       Name:      John A. Moore
                                       Title:     Managing Principal and
                                                  Chief Financial Officer

                       JENNY MERGER CORP.

                       By: /s/ John A. Moore
                           ----------------------------
                            Name:        John A. Moore
                            Title:       Vice President and
                                         Chief Financial Officer

                       ARV ASSISTED LIVING, INC.

                       By: /s/ Douglas M. Pasquale
                           ----------------------------
                            Name:        Douglas M. Pasquale
                            Title:       Chairman and Chief Executive Officer

                          Index of Defined Terms



ACMs...............................................25
Acquisition Transaction............................39
Agreement...........................................1
AMEX...............................................11
Benefit Plan.......................................19
Benefit Plans......................................19
Bylaws..............................................8
Certificate of Incorporation........................8
Certificate of Merger...............................2
Certificates........................................4
CHAMPUS............................................17
Closing.............................................2
Closing Date........................................2
Code................................................7
Commission.........................................11
Common Shares.......................................8
Company.............................................1
Company Disclosure Schedule.........................7
Company Employees..................................42
Company ERISA Affiliate............................21
Company Expenses...................................51
Company Group......................................22
Company Material Adverse Effect.....................7
Company Permits....................................15
Company Proxy Statement............................42
Company Public Subsidiaries........................12
Company Regulatory Consents........................11
Company Stockholder Approval.......................37
Company Stockholders Meeting.......................37
Company Subsidiaries................................9
Consent............................................11
Convertible Notes...................................9
Delaware Secretary of State.........................2
DGCL................................................2
Dissenting Shares...................................4
Effective Time......................................2
End Date...........................................48
Environmental Laws.................................24
Environmental Matter...............................24
Environmental Permits..............................23
ERISA..............................................19
Event..............................................13
Exchange Act........................................6
Facilities.........................................25
Financing End Date..................................2
Funding Documents..................................33
GAAP...............................................13
Gericare Settlement................................17
Governmental Authority.............................11
Hazardous Materials................................25
Indebtedness.......................................35
Indemnified Person.................................41
Intellectual Property..............................29
IRS................................................20
Knowledge......................................12, 33
Law................................................11
Leased Properties..................................26
Leased Property Leases.............................28
Leased Title Policies..............................27
LFSRI Shares........................................3
LFSRI Warrant.......................................3
Lien...............................................12
Litigation.........................................12
Material Contract..................................17
Medicaid...........................................17
Medical Reimbursement Programs.....................17
Medicare...........................................17
Merger..............................................2
Merger Consideration................................3
Merger Sub..........................................1
Merger Sub Common Stock.............................3
Other Industry Participants.........................8
Owned Properties...................................25
Owned Title Policies...............................26
Paying Agent........................................4
Payment Fund........................................4
PCBs...............................................25
Permitted Commercial Leases........................28
Permitted Encumbrances.............................28
Person..............................................5
Preferred Stock.....................................8
Purchaser...........................................1
Purchaser Expenses.................................50
Purchaser Material Adverse Effect..................32
Purchaser Regulatory Consents......................33
Purchaser Shares....................................3
Representatives....................................38
Resident Leases....................................28
Rights Agreement....................................8
Schedule 13E-3.....................................42
Securities Filings.................................12
Settlement Agreement...............................40
Significant Contracts..............................19
Significant Transaction............................18
Special Committee...................................1
Stock Options.......................................6
Stock Plans.........................................6
Subsidiary..........................................9
Superior Proposal..................................39
Surviving Corporation...............................2
Takeover Proposal..................................38
Takeover Statute...................................23
Tax................................................23
Tax Return.........................................23
Taxes..............................................23
Termination Fee....................................49
Unit...............................................47

                                                                  Exhibit A
                                                                  ---------

     The certificate of incorporation of the Company shall be amended as follows:

     1. Article Fourth shall be amended to read in its entirety as follows:
"The total number of shares which the Corporation shall have the authority to issue is 2,000 shares of Common Stock, par value $.01 per share."

     2. Article Sixth shall be amended to read in its entirety as follows:
"The number of directors of the Corporation shall be not less than three and not more than five. The exact number of directors shall be fixed within those specified limits by the Board of Directors."

     3. Articles Eighth, Ninth and Tenth shall be deleted in their entirety.

     4. Articles Eleventh, Twelfth, Thirteenth and Fourteenth shall be renumbered to be Articles Eighth, Ninth, Tenth, and Eleventh, respectively.